UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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☐	Soliciting Material Pursuant to §240.14a-12

IDEX Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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3100 Sanders Road, Suite 301

Northbrook, IL 60062

March 26, 2026

Dear Stockholders,

You are cordially invited to attend the Annual Meeting of Stockholders of IDEX Corporation (the Company) on Wednesday, May 6, 2026, at 9:00 a.m. Central Time. This year’s Annual Meeting will be held virtually via the Internet. In order to attend the Annual Meeting, vote during the Annual Meeting and submit questions, stockholders must go to http://www.virtualshareholdermeeting.com/IEX2026 and enter the 16-digit control number found in their proxy materials.

The following pages contain our notice of annual meeting and proxy statement. Please review this material for information concerning the business to be conducted at the 2026 Annual Meeting, including the nominees for election of directors named in this proxy statement.

We will provide access to our proxy materials and 2025 Annual Report on the Internet and are mailing paper copies only to those stockholders who have requested them. For further details, please refer to the Summary at the beginning of our proxy statement.

Whether or not you plan to attend the 2026 Annual Meeting, it is important that your shares be represented. Please vote via telephone, the Internet or proxy card. If you own shares through a bank, broker or other nominee, please execute your vote by following the instructions provided by such nominee.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the Company.

Sincerely,

Katrina L. Helmkamp

Non-Executive Chair

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

Date and Time	May 06, 2026, at 9:00 a.m. Central Time
Place	Go to http://www.virtualshareholdermeeting.com/IEX2026 and enter the 16-digit control number found in your proxy materials
Agenda	1. Election of the four Class I members of the IDEX Board of Directors named in this proxy statement, each for a term of three years
2. Advisory vote to approve named executive officer compensation
3. Ratification of the appointment of Deloitte & Touche LLP as our independent registered accounting firm for 2026
4. To transact such other business as may properly come before the 2026 Annual Meeting or any adjournment or postponement thereof
Voting Recommendations	The Company’s Board of Directors recommends that you vote:
1. “FOR” all of the director nominees
2. “FOR” the approval of the compensation of our named executive officers
3. “FOR” the ratification of the appointment of Deloitte & Touche LLP
Proxy Voting

Your vote is important. You can vote your shares by Internet, by telephone, or by mail. Instructions for each of these methods and the control number that you will need are provided on the proxy card or Notice of Internet Availability of Proxy Materials. If your shares are held in “street name” in a stock brokerage account, or by a bank or other nominee, you must provide your broker with instructions on how to vote your shares in order for your shares to be voted on important matters presented at the 2026 Annual Meeting.

Record Date	All stockholders as of the close of business on March 12, 2026 are entitled to attend and vote at the 2026 Annual Meeting.
March 26, 2026	By Order of the Board of Directors, LISA M. ANDERSON
Senior Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting

The Proxy Statement and 2025 Annual Report are available online at:
http://phx.corporate-ir.net/phoenix.zhtml?c=83305&p=irol-reportsAnnual

i

SUMMARY

IDEX Corporation (the Company or IDEX) has prepared this proxy statement (Proxy Statement) in connection with the solicitation by the Company’s Board of Directors (the Board) of proxies for the Annual Meeting of Stockholders to be held virtually on Wednesday, May 6, 2026, at 9:00 a.m. Central Time (the Annual Meeting). In order to attend the Annual Meeting, vote during the Annual Meeting and submit questions, stockholders must go to http://www.virtualshareholdermeeting.com/IEX2026 and enter the 16-digit control number found in their proxy materials. The meeting webcast will begin promptly at 9:00 a.m., Central Time, on May 6, 2026. We encourage you to access the webcast prior to the scheduled start time of the Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting, please call the technical support number that will be posted on the virtual shareholder meeting log-in page. The Company commenced distribution of, or otherwise made available, this Proxy Statement and the accompanying materials on March 26, 2026.

Who is entitled to vote at the Annual Meeting?

You are entitled to vote if you owned shares of IDEX’s common stock, par value $0.01 per share (Common Stock) as of the close of business on March 12, 2026, the record date of the Annual Meeting. On the record date, a total of 74,202,616 shares of Common Stock were outstanding. Each share of Common Stock entitles its holder of record to one vote on each matter upon which votes are taken at the Annual Meeting. There is no cumulative voting. No other securities are entitled to be voted at the Annual Meeting.

How do I vote?

Even if you plan to attend the Annual Meeting virtually, we encourage you to vote as soon as possible, using one of the methods listed below.

By Internet	By Telephone	By Mail	Virtually
www.proxyvote.com Open until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions.	1-800-690-6903 Open until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and follow the instructions.	Mark, sign and date your proxy card and return it in the postage-paid envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

In order to vote during the Annual Meeting you must go to http://www.virtualshareholdermeeting.com/IEX2026 and enter the 16-digit control number found in your proxy materials. If you decide to attend the Annual Meeting, you will be able to vote using the link above, even if you have previously voted by Internet, telephone or mail.

If you vote by telephone or over the Internet, you should not mail your proxy card unless you intend to revoke your earlier vote. If your completed proxy card or telephone or Internet voting instructions are received prior to the Annual Meeting, your shares will be voted in accordance with your voting instructions.

If your shares are held in “street name” (that is, they are held in the name of a broker, financial institution or other nominee), you will receive instructions with your materials that you must follow in order to have your shares voted.

Please review your voting instruction form to determine whether you will be able to vote by telephone or over the Internet.

Will I be able to ask questions at the Annual Meeting?

We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Directors and members of our management team will join the virtual meeting and be available for questions, and we are committed to answering all relevant questions we receive during the meeting. Stockholders may submit questions during the meeting through the virtual meeting platform at http://www.virtualshareholdermeeting.com/IEX2026 and entering the 16-digit control number found in their proxy materials. We will address as many questions during the meeting as time permits, but if there are any questions that cannot be addressed due to time constraints or for any other reason, we will post answers to such questions on our website following the meeting. If we receive substantially similar questions, we may group them together and provide a single response to avoid repetition. Only questions that are relevant to the purpose of the Annual Meeting or our business will be answered.

What is a quorum for the Annual Meeting?

A quorum of stockholders is necessary to take action at the Annual Meeting. A majority of outstanding shares of Common Stock entitled to vote at the meeting present at the Annual Meeting or represented by proxy will constitute a quorum. The Company will appoint election inspectors to determine whether or not a quorum is present, and to tabulate votes cast by proxy or virtually at the Annual Meeting. Under certain circumstances, a broker or other nominee may have discretionary authority to vote shares of Common Stock if instructions have not been received from the beneficial owner or other person entitled to vote.

The election inspectors will treat abstentions and broker non-votes (which occur when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because such broker or other nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner) as present for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting.

What are the voting requirements?

Proposal	Vote Required	Effect of Broker Non-Votes	Effect of Abstentions
Election of Directors	A nominee for director will be elected if the votes cast for such nominee exceed the votes cast against such nominee	No effect	No effect
Advisory Vote on Executive Compensation	The affirmative vote of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter	No effect	“Against”
Ratification of Auditors	The affirmative vote of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter	Brokers have discretion to vote	“Against”

What happens if a nominee does not receive a majority vote in an uncontested election?

The Company’s Corporate Governance Guidelines provide for a majority vote with respect to the election of directors. Any nominee who receives a greater number of against votes than affirmative votes in an uncontested election is required to submit an offer of resignation for consideration by the Nominating and Corporate Governance Committee of the Board within 90 days from the date of election.

The Nominating and Corporate Governance Committee must then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to the offer of resignation.

How does the Board recommend that I vote?

The Board recommends that you vote:

1. FOR the election of each of the Company’s nominees named in this proxy as directors.

2. FOR the approval of the compensation of the Company’s named executive officers.

3. FOR the ratification of the appointment of auditors.

What happens if I do not specify a choice for a matter when returning my proxy card?

If you sign and return your proxy card but do not give voting instructions, your shares will be voted as recommended by the Board, and in the discretion of the proxy holders as to any other business which may properly come before the Annual Meeting.

What can I do if I change my mind after I vote my shares?

You can revoke a proxy prior to the completion of voting at the Annual Meeting by:

1.
Mailing a new proxy card with a later date.
2.
Casting a new vote on the Internet or by telephone.
3.
Sending a written notice of revocation addressed to Corporate Secretary, IDEX Corporation, 3100 Sanders Road, Suite 301, Northbrook, IL 60062.
4.
Voting virtually at the Annual Meeting by logging into http://www.virtualshareholdermeeting.com/IEX2026 with the 16-digit control number found in your proxy materials.

If your shares are held in “street name,” please contact your broker, financial institution or other nominee and comply with such nominee’s procedures if you want to change or revoke your previous voting instructions.

Who will solicit the proxies and who will pay the cost of this proxy solicitation?

The Company will bear the costs of preparing and mailing this Proxy Statement and other costs of the proxy solicitation made by the Board. Certain of the Company’s officers and employees may solicit the submission of proxies authorizing the voting of shares in accordance with the Board’s recommendations, but no additional remuneration will be paid by the Company for the solicitation of those proxies. Any such solicitations may be made by personal interview, telephone, email or facsimile transmission.

The Company has made arrangements with brokerage firms and other record holders of its Common Stock to forward proxy solicitation materials to the beneficial owners of such Common Stock. The Company will reimburse those brokerage firms and others for their reasonable out-of-pocket expenses in connection with this work.

In addition, the Company has engaged Sodali & Co., 333 Ludlow Street, 5th Floor, South Tower, Stamford, Connecticut 06902 to assist in proxy solicitation and collection at a cost of $9,500, plus out-of-pocket expenses.

Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?

As permitted under rules of the U.S. Securities and Exchange Commission (SEC), we are making our proxy materials available to stockholders electronically via the Internet. We believe electronic delivery expedites receipt of our proxy materials by stockholders, while lowering the costs and reducing the environmental impact of the Annual Meeting.

If you receive a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials by mail unless you specifically request it. Instead, the Notice of Internet Availability will provide instructions as to how you may review the proxy materials and submit your voting instructions over the Internet.

If you receive the Notice of Internet Availability by mail and would like to receive a printed copy of the proxy materials, you should follow the instructions in the notice for requesting a printed copy. In addition, the proxy card contains instructions for electing to receive proxy materials over the Internet or by mail in future years.

PROPOSALS TO BE VOTED ON AT THE 2026 ANNUAL MEETING

PROPOSAL 1 — ELECTION OF DIRECTORS

The Company’s Restated Certificate of Incorporation, as amended, provides for a three-class Board of Directors, with one class being elected each year for a term of three years. The Board currently consists of ten members, four of whom are Class I directors whose terms will expire at this year’s Annual Meeting, three of whom are Class II directors whose terms will expire at the Annual Meeting to be held in 2027, and three of whom are Class III directors whose terms will expire at the Annual Meeting to be held in 2028.

Overview of IDEX Board of Directors

Our directors have a proven record of success, exhibit high integrity, are loyal to the Company and committed to its success and have knowledge of corporate governance and practices. Nine out of our ten directors are independent, and, as of the date of this Proxy Statement, the average tenure of our directors is 5.6 years, and the average age of our directors is 58.7 years old. The matrix below illustrates the diverse set of skills, knowledge, experiences, backgrounds and personal attributes represented on our Board.

	CLASS I DIRECTORS				CLASS II DIRECTORS			CLASS III DIRECTORS
Experience, Skill or Attribute	Beck	Christenson	Helmkamp	Quiroz Centeno	Buthman	Gunter	Watts- Stanfield	Ashleman	Disher	Glastra
Leadership, Strategy and Operations:
Deep senior leadership experience with the following:
Decentralized/diversified business	x	x						x		x
Scale		x	x	x	x	x	x	x	x
International/global manufacturing	x	x	x	x	x	x	x	x	x	x
M&A	x	x	x	x	x		x	x	x	x
Customer-focused organic growth	x	x	x	x	x	x	x	x	x	x
Technology/innovation			x			x		x		x
Current or former CEO and/or President	x	x	x	x				x	x	x
Other public company board experience	x	x	x		x			x	x	x
Sustainability experience	x			x	x			x		x
Financial
High level of financial literacy	x	x	x	x	x	x	x	x	x	x
“Audit Committee Financial Expert”	x	x	x		x		x	x
Board Tenure:
Years	8.3	6.8	10.4	3.8	10.0	5.2	4.1	5.3	1.1	1.1
Demographic Information:
Gender
Male	x	x		x	x			x		x
Female			x			x	x		x
Age (Years Old)	60	66	60	56	65	53	61	59	50	57
Nationality
American	x	x	x	x	x	x	x	x		x
Australian									x
Mexican				x
Race/Ethnicity
Hispanic or Latino				x
White	x	x	x		x			x	x	x
Asian
Black or African American						x	x
Openly LGBTQ
Disability
Military Service

The Board has nominated four individuals for election as Class I directors to serve for a three-year term expiring at the Annual Meeting to be held in 2029. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal. The Class I nominees of the Board are Mark A. Beck, Carl R. Christenson, Katrina L. Helmkamp and Alejandro Quiroz Centeno each of whom is currently serving as a director of the Company and was previously elected by our stockholders.

The nominees and the other continuing directors are listed below, with brief statements setting forth their present principal occupations and other information, including any directorships in other public companies, and their particular experiences, qualifications, attributes and skills that led to the conclusion they should serve as directors. If for any reason any of the nominees are unavailable to serve, proxies solicited hereby may be voted for a substitute. The Board, however, expects the nominees to be available.

Our Board of Directors recommends that you vote FOR the election of each of the 2026 Class I director nominees

Class I: Three-Year Term Expires in 2029

MARK A. BECK Independent Director Director since: 2018 Age: 60 Committees: Nominating and Corporate Governance (Chair), Compensation

Overview

• Mr. Beck brings in-depth experience and knowledge of developing and implementing successful operating platforms while serving in leadership roles at diversified industrial businesses. Mr. Beck began his corporate career at Corning Incorporated where he spent 18 years serving in a number of management positions culminating in his appointment as Executive Vice President responsible for Corning’s environmental technologies and life science units. In 2025, Mr. Beck was appointed Professor of Practice at Cornell University, teaching principles of leadership, strategy, and innovation. His experience as a Chief Executive Officer of a public company with significant international operations and his track-record of innovation and successfully integrating acquired businesses is an asset to IDEX’s Board. Mr. Beck’s expertise positions him to provide valuable perspective when assessing and overseeing IDEX’s portfolio optimization and 8020 strategy.

Professional Experience Highlights

• Co-Founder and Owner, B-Square Precision, LLC (2018 – Present), a private company engaged in the acquisition and management of companies that manufacture high-precision tools, dies, molds and components

• President and Chief Executive Officer, JELD-WEN Holding, Inc. (NYSE: JELD) (2015 – 2018)

• Executive Vice President, Danaher Corporation (NYSE: DHR) (2014 – 2015)

• Executive Vice President, Corning Incorporated (NYSE: GLW) (2012 – 2014)

• Previously held various senior leadership roles during his 18-year tenure at Corning Incorporated (NYSE: GLW), including Senior Vice President (2007-2012)

Skills and Qualifications

• Mr. Beck brings public company senior leadership experience as CEO of JELD-WEN Holding, Inc., a global building products company, and as Chairman of the Board of Directors of Accendra Health (formerly Owens & Minor, Inc.), a leading healthcare logistics and products company

• Mr. Beck also brings substantial operating and business transformation experience, gained from his experience as CEO of JELD-WEN, during which the company doubled cash flow and improved margins by over 100 basis points each year; and as Executive Vice President of Corning, where he led the development and commercialization of one of Corning’s best-selling products of all time and successfully led Corning’s Life Sciences division through a transformative expansion

• Mr. Beck also has extensive M&A and integration experience developed through executing and overseeing transformative acquisitions across public and private companies, including numerous successful acquisitions at Danaher in its Water Quality and Dental platforms, representing $5 billion in total responsibility, JELD-WEN’s successful 2017 IPO and 10 acquisitions, Owens & Minor’s ~$375 million sale of its Products & Healthcare Services segment to Platinum Equity in 2025, and Corning’s acquisition of the BD Discovery Labware business from Becton, Dickinson and Company for ~$730 million in 2021 and subsequent transformation of its Life Science division

Other Public Company Boards

• Accendra Health, Inc. (NYSE: ACH; formerly Owens & Minor, Inc.) (Independent Chair, 2023 – Present; Director 2019 – Present), a global healthcare logistics company

• JELD-WEN Holding, Inc. (NYSE: JELD) (Director, 2016 – 2018)

Education
• M.B.A., Harvard University • B.A., Business Management, Pacific University

Carl R. Christenson Director since: 2019 Age: 66 Committees: Compensation (Chair)

Overview

• Mr. Christenson brings extensive public company leadership experience through his long tenure as Chairman and Chief Executive Officer of Altra Industrial Motion Corp., a global manufacturer of electromechanical power transmission and motion control products. His background reflects broad experience leading industrial businesses and a proven ability to accelerate growth while executing strategic acquisitions and driving superior shareholder returns. Mr. Christenson’s vast industry experience and track record as a values-driven leader of global organizations is an asset to IDEX’s Board and management.

Professional Experience Highlights

• Chairman of the Board of Directors (2014 – 2023) and Chief Executive Officer (2009 – 2023), Altra Industrial Motion Corp. (previously traded under NASDAQ: AIMC)

• President and Chief Operating Officer, Altra Industrial Motion Corp. (NASDAQ: AIMC) (2005 – 2008)

• President, Kaydon Bearings, Kaydon Corporation (2001 – 2005)

• Previously held management positions at TB Wood’s Incorporated and The Torrington Company (Ingersoll-Rand division)

Skills and Qualifications

• Mr. Christenson brings substantial public company leadership experience through nearly a decade as Chairman of the Board of Directors and CEO of Altra, a global manufacturer of electromechanical power transmission and motion control products

• Mr. Christenson has a strong record of driving long-term growth by leading Altra through strategic acquisitions, operational improvements and initiatives that enhanced shareholder value, including Altra’s $4.95 billion acquisition by Regal Rexnord Corporation in 2023 and its ~$3 billion transaction with Fortive in 2018

• Mr. Christenson offers deep expertise across engineered industrial products, including precision bearings, power transmission components and motion control systems, informed by senior leadership roles at Altra, Kaydon Bearings and earlier manufacturing organizations

Education
• M.B.A., Rensselaer Polytechnic Institute • M.S.M.E., University of Massachusetts • B.S.M.E., University of Massachusetts

KATRINA L. HELMKAMP Non-Executive Chair Director since: 2015 Age: 60 Committees: Audit

Overview

• Ms. Helmkamp’s extensive business development experience makes her a key contributor to the Board, providing important perspectives and insights on potential transactions, growth opportunities, capital allocation strategies and portfolio composition. In her previous roles as President and Chief Executive Officer of Cartus Corporation and as Chief Executive Officer of SVP Worldwide and Vice President Global Refrigeration for Whirlpool Corporation, she has gained extensive global business experience, with operating leadership skills and experience across multiple markets and technologies.

Professional Experience Highlights

• President and Chief Executive Officer, Cartus Corporation (2018 – 2023), the global relocation subsidiary of Anywhere Real Estate

• Chief Executive Officer, Lenox Corporation (2016 – 2018) and Chief Executive Officer, SVP Worldwide (2010-2014), both private equity-backed companies

• Vice President and Senior Vice President, Whirlpool Corporation (NYSE: WHR) (2007 – 2010)

• Partner, Boston Consulting Group (1998-2004), developing strategy with industrial goods and consumer goods clients

Skills and Qualifications

• Ms. Helmkamp brings substantial operational leadership experience through her multiple roles leading businesses with ~$200 million to ~$8 billion in revenues, within both publicly traded companies and private equity-backed companies

• As CEO of Cartus Corporation, Ms. Helmkamp led sustained operational, strategic, and technology transformation, launching a new global mobility hub product as part of a multi-year initiative that significantly enhanced Fortune 500 client satisfaction

• In her roles as CEO of Cartus, CEO of SVP Worldwide, and SVP of North America Product at Whirlpool Corporation, Ms. Helmkamp was responsible for product innovation that drove profitable gains in market share

• While serving as a director at Federal Signal Corporation, Ms. Helmkamp has overseen numerous M&A transactions including the ~$425 million acquisition of Scranton Manufacturing (New Way Trucks) in 2025

• Through her service as an independent board member of KPMG LLP (U.S.), Ms. Helmkamp brings experience in the governance and oversight of a large, complex organization, including audit quality and risk oversight

• As Non-Executive Chair of IDEX, Ms. Helmkamp plays a critical role leading the Board, as it oversees Company strategy, proactively evaluating opportunities to enhance shareholder value and ensuring the Company’s long-term sustainability and profitability

Other Public Company Boards
• Federal Signal Corporation (NYSE: FSS) (Independent Director, 2023 – Present), a manufacturer of public safety, industrial and municipal vehicles and equipment
Education
• M.B.A., Northwestern University • B.S., Industrial Engineering, Northwestern University

Alejandro Quiroz Centeno Director since: 2022 Age: 56 Committees: Compensation

Overview

• Mr. Quiroz brings extensive leadership experience across global manufacturing organizations and technology-enabled industrial businesses. As Chief Executive Officer of Beontag, he provides the Board with valuable perspective on applied industrial technologies and strategic execution. His experience running complex industrial operations in multiple geographies, combined with his experience in advanced manufacturing and ability to apply technology to strengthen competitive positioning, contributes meaningful insight to the Board as it oversees IDEX’s global growth strategy.

Professional Experience Highlights

• Chief Executive Officer, Beontag (2025 – Present), a global producer of pressure sensitive adhesives and smart tags

• Chief Executive Officer, Latin America, Prysmian Group (BIT: PRY) (2021 – 2024), a leader in the energy and telecommunications cable systems industry

• President, Latin America, Aptiv PLC (NYSE: APTV) (2018 – 2021), an automotive technology business

• Previously held various leadership roles at Tenneco Inc. (previously traded under NYSE: TEN), Edscha AG (formerly part of Edscha Group), Continental AG (ETR: CON) and Whirlpool Corporation (NYSE: WHR)

Skills and Qualifications

• Mr. Quiroz brings over 30 years of international operating and executive leadership experience across industrial and technology-enabled manufacturing businesses in the Americas, EMEA and Asia, including his current role as Chief Executive Officer of Beontag, a global producer of pressure sensitive adhesives and smart tags

• Mr. Quiroz has substantial experience leading large-scale, multinational organizations, including responsibility for Beontag’s operations across 40 markets and Aptiv’s $6 billion automotive technology business in the Americas with 75,000 employees and 40 manufacturing and technical centers

• Mr. Quiroz has M&A experience from his time at Continental AG integrating Motorola and Siemens VDO, and at Whirlpool with Hefei-Sanyo.

• Mr. Quiroz offers deep expertise across multiple industrial sectors, developed through senior leadership roles in Europe, the Middle East and Africa, the Americas, and Asia

Education
• M.B.A., University of Michigan • B.S., Mechanical Engineering, Universidad de las Américas Puebla

OTHER INCUMBENT DIRECTORS

Class II: Three-Year Term Expires in 2027

MARK A. BUTHMAN Independent Director Director since: 2016 Age: 65 Committees: Audit (Chair), Nominating and Corporate Governance

Overview

• Mr. Buthman brings extensive global financial and operational leadership experience from a 33-year career at Kimberly-Clark, a multi-national Fortune 150 company. In 12 years as Kimberly-Clark’s Executive Vice President and Chief Financial Officer, he was a critical part of an executive team that created more than $20 billion in shareholder value. Across his career, Mr. Buthman developed deep expertise in executing and oversight of large, complex M&A transactions, corporate finance, capital allocation and functional management that enable him to provide highly valuable perspective to the IDEX Board.

Professional Experience Highlights

• Executive Vice President and Chief Financial Officer, Kimberly-Clark Corp (NYSE: KMB) (2003 – 2015), a public company engaged in the production of essential consumer and professional hygiene products

• Previously held various senior leadership roles at Kimberly-Clark Corp (NYSE: KMB), including as Vice President of Finance and Vice President of Strategic Planning and Analysis

Skills and Qualifications

• Mr. Buthman brings more than 30 years of global financial leadership experience at Kimberly-Clark, including 12 years as Executive Vice President and Chief Financial Officer of a Fortune 150 company with significant international operations

• Mr. Buthman offers deep expertise in corporate finance, capital allocation and portfolio management, having overseen enterprise financial planning, investor relations, treasury, audit, tax and financial systems

• Mr. Buthman has extensive large-scale M&A experience from Kimberly-Clark where he executed or oversaw over 50 acquisitions, including participation in transactions such as the $9.4 billion merger with Scott Paper Company, $1.8 billion market value tax free spin-off of Halyard Health, and the ~$500 million market value tax free spin-off of the Neenah Paper business, contributing substantial M&A judgment, due diligence capability and integration experience aligned with IDEX’s acquisition strategy

• Mr. Buthman brings broad operational and functional leadership experience, including oversight of global procurement, shared services, real estate and enterprise information technology functions

• Mr. Buthman provides public company governance and financial oversight through his service on West Pharmaceutical Services’ Board of Directors as Chair of the Finance Committee, and as a member of the Compensation Committee

Other Public Company Boards
• West Pharmaceutical Services, Inc. (NYSE: WST) (Independent Director, 2010 – Present), manufacturer of specialized injectable packaging and delivery components for pharmaceutical drugs
Education
• B.B.A., Business Management, University of Iowa

LAKECIA N. GUNTER Director since: 2021 Age: 53 Committees: Compensation, Nominating and Corporate Governance

Overview

• Ms. Gunter brings deep expertise in digital technologies, IoT platforms and large-scale technology transformation, developed through senior strategic and commercial leadership roles at two Fortune 50 companies. She has extensive experience creating and executing strategies to develop new business models, accelerate growth and improve the profitability of technology solutions. Her background includes leading global initiatives in technology strategy, product ecosystems, customer engagement and digital innovation, providing skills relevant to IDEX’s ongoing integration of advanced and connected technologies across its businesses.

Professional Experience Highlights

• Chief Technology Officer (Global Partner Solutions), Microsoft Corporation (NASDAQ: MSFT) (2023 – 2024), a global technology provider

• Vice President, Microsoft Corporation (NASDAQ: MSFT) (2020 – 2023)

• Vice President (Programmable Solution Group), Intel Corporation (NASDAQ: INTC) (2018 – 2020)

• Chief of Staff to the CEO, Intel Corporation (NASDAQ: INTC) (2016 – 2018)

• Previously held various positions at Intel Corporation (NASDAQ: INTC) including Chief of Staff, Intel Labs and Post-Silicon Validation Manager

• Program Manager, Department of Defense (2004 – 2008)

Skills and Qualifications

• Ms. Gunter brings more than 25 years of leadership experience across global technology, engineering, and innovation-driven businesses, including senior executive roles at Microsoft and Intel with responsibility for emerging technologies, strategic partnerships and large-scale ecosystem development

• Ms. Gunter offers deep expertise in artificial intelligence, cloud, IoT, and next-generation computing platforms, informed by her roles as Chief Technology Officer (Global Partner Solutions) of Microsoft and Vice President in Intel’s Programmable Solutions Group

• Ms. Gunter offers valuable senior-level insight into decision-making and enterprise transformation, including through architecting the operating model that supported Intel’s transition from a PC-centric to a data-centric company, a transformation associated with revenue growth of more than 50% within 18 months

Education
• M.S., Electrical Engineering, Georgia Institute of Technology • B.S., Computer Engineering, University of South Florida

Paris Watts-Stanfield Director since: 2022 Age: 61 Committees: Audit

Overview

• Ms. Watts-Stanfield brings extensive global finance, audit and operational leadership experience across healthcare, consumer products and industrial businesses. She serves as Chief Procurement Officer of Alcon Inc., following her role as Chief Financial Officer, International, where she oversaw financial operations across Alcon’s global markets. Her experience also includes serving as Chief Financial Officer for Greater China and as Chief Audit Executive at Medtronic Inc., providing deep expertise in financial systems, internal controls and enterprise risk oversight. Ms. Watts-Stanfield has unique perspectives to offer regarding global financial systems and controls, including their application across complex, multinational organizations.

Professional Experience Highlights

• Chief Procurement Officer, Alcon Inc. (SIX: ALC) (2024 – Present), global leader in eyecare

• Chief Financial Officer, International, Alcon Inc. (SIX: ALC) (2022 – 2024)

• Chief Financial Officer, Greater China, Medtronic Inc. (NYSE: MDT) (2021 – 2022), a global leader in medical technology, services and solutions

• Vice President and Chief Audit Executive, Medtronic Inc. (NYSE: MDT) (2017 – 2021)

• Previously held finance and strategy roles at Alcoa (NYSE: AA) and Wal-Mart (NYSE: WMT)

• Previously held leadership roles at Procter & Gamble (NYSE: PG), including as Finance Director for P&G’s Internal Audit Group in Asia, CFO for P&G’s hair care business in Japan and South Korea, and CFO for its household cleaning products business in North America

Skills and Qualifications

• Ms. Watts-Stanfield brings deep global finance and audit leadership experience, including senior roles at Alcon, Medtronic, Procter & Gamble, Alcoa and Wal-Mart, with responsibility across international markets and major functional areas such as audit, SOX compliance, data analytics and financial operations

• Ms. Watts-Stanfield has substantial expertise in corporate financial management, having served as Chief Financial Officer, Greater China for Medtronic and for multiple P&G businesses globally, as well as Chief Financial Officer, International for Alcon

• Ms. Watts-Stanfield has M&A experience at Alcon, including the acquisition of BELKIN Vision in 2024 valued at $81 million upfront and $385 in milestone payments

• Ms. Watts-Stanfield offers valuable perspective on global financial systems and internal controls, grounded in her experience as Medtronic’s Chief Audit Executive and her deep experience in corporate finance and audit functions

Education
• M.B.A., University of Rochester • B.A., Mathematics, State University of New York

Class III: Three-Year Term Expires in 2028

ERIC D. Ashleman Director since: 2020 Age: 59 Chief Executive Officer and President

Overview

• Mr. Ashleman brings extensive operating and strategic leadership experience developed through more than fifteen years in senior roles at IDEX, including serving as Chief Executive Officer, President and previously Chief Operating Officer with responsibility for all business segments. He has significant expertise in leading diversified global industrial businesses, designing and deploying enterprise operating systems and advancing the IDEX Operating Model and the Company’s 8020 approach. His earlier leadership experience across multiple IDEX platforms provides broad insight into varied industrial markets. Mr. Ashleman also brings experience in business optimization from prior roles at Danaher Corporation and Honeywell.

Professional Experience Highlights

• Chief Executive Officer and President, IDEX Corporation (2020 – Present)

• Chief Operating Officer, IDEX Corporation (2015 – 2020)

• Senior Vice President and Group Executive, Global Dispensing, Fire & Safety / Diversified Products and Health & Science and Optics business segments, IDEX Corporation (2014 – 2015)

• Vice President and Group Executive, Fire & Safety / Diversified Products, IDEX Corporation (2011 – 2014)

• President, Global Dispensing & Gast Manufacturing, IDEX Corporation (2010 – 2011)

• Previously held leadership roles at Danaher Corporation (NYSE: DHR)

Skills and Qualifications

• Mr. Ashleman brings substantial operational leadership experience through his roles as CEO, President and COO of IDEX Corporation, where he helped shape the Company’s distinct culture, operating model and strategic direction

• As COO and Group Executive at IDEX, Mr. Ashleman led the development and piloting of the IDEX Operating Model and advanced the Company’s 8020 approach, sharpening organizational focus on the vital few variables that drive the greatest impact

• Mr. Ashleman has deep experience building high-performing global teams, identifying and developing many of IDEX’s current senior operating leaders during his time with the Company

• Mr. Ashleman brings transformational operating expertise from his leadership roles at Danaher Corporation, where he led teams across three business units within quick turnaround situations

Other Public Company Boards
• Modine Manufacturing (NYSE: MOD) (Independent Director, 2019 – Present), a thermal management solutions company
Education
• M.B.A., University of Michigan • B.A., Economics, University of Michigan

Stephanie J. Disher Director since: 2025 Age: 50 Committees: Nominating & Corporate Governance

Overview

• Ms. Disher is a purpose-driven global executive with deep leadership experience across the filtration, industrial and energy sectors. As CEO and President of Atmus Filtration Technologies, she brings more than two decades of expertise in strategy, transformation, and value creation. She previously led Cummins’ $1.4 billion global filtration business and held senior finance, operations and regional leadership roles across three continents. Known for her people first, performance driven approach, she focuses on building organizational capability, accelerating innovation, and delivering sustainable growth for a diverse group of stakeholders.

Professional Experience Highlights

• Chief Executive Officer, Atmus Filtration Technologies Inc. (NYSE: ATMU) (2023 – Present), a global filtration company

• Vice President and President of Cummins Filtration Division, Cummins Inc. (NYSE: CMI) (2021 – 2023), a company that designs, manufactures, distributes and services diesel and natural gas engines and engine-related component products

• Previously held finance and operations roles of increasing responsibility at Cummins Inc. (NYSE: CMI) (2013 – 2021)

• Previously held leadership positions in finance, operations, and human relations at BP, p.l.c. (LSE: BP) (2003 – 2012)

Skills and Qualifications

• Ms. Disher brings public company executive experience as Chief Executive Officer of Atmus Filtration Technologies (NYSE: ATMU), which became a publicly listed company in May 2023. Atmus is a global filtration company with revenues of $1.7 billion and 4,500 employees

• Ms. Disher has experience related to strategic capital allocation, M&A, and portfolio choices, including evaluating strategic alternatives, participating in major portfolio decisions and executing Atmus’ acquisition of Koch Filter in 2026

• Ms. Disher is a proven IPO and separation leader who successfully guided Atmus through its 2023 initial public offering and corporate separation from Cummins - a multi‑year strategic, financial, operational and cultural transition requiring governance rigor, investor engagement and large‑scale change management

• Ms. Disher has a strong track record of operational excellence and is known for driving improved performance - including growth of Cummins’ South Pacific region, navigating pandemic‑era supply chain constraints, and delivering consistent financial performance in Cummins Filtration before the spin‑off and post IPO at Atmus

• Ms. Disher brings demonstrated experience leading global organizations and has lived and worked in Australia, Asia and the United States, giving fluency in diverse operating environments, regulatory landscapes and global customer ecosystems

• Ms. Disher has a history of championing leadership development programs, employee resource groups and community initiatives - reinforcing her people‑first leadership philosophy and demonstrating her commitment to culture, capability building and talent development

Education
• M.B.A., University of Melbourne • B.Com, Accounting, University of Western Sydney

Matthijs Glastra Director since: 2025 Age: 57 Committees: Audit

Overview

• Mr. Glastra brings substantial public company leadership and governance experience, international operating expertise, and deep knowledge of innovation-driven medical and industrial technology markets. As Chair and Chief Executive Officer of Novanta Inc., he leads a global supplier of core technology solutions serving medical, life science, and advanced manufacturing OEMs. Under his leadership, Novanta transformed into a leading supplier of precision hardware, software, and intelligent systems for robotic and minimally invasive surgery, precision medicine, intelligent automation, and physical AI applications. He contributes valuable insight regarding global operations, strategy, M&A, innovation and portfolio management. His prior leadership roles across multiple divisions of Royal Philips - spanning both Europe and Silicon Valley - add further perspective on scaling and commercializing global technology businesses.

Professional Experience Highlights

• Chair and Chief Executive Officer, Novanta Inc. (NASDAQ: NOVT) (2021 – Present), a leading global supplier of core technology solutions to medical, life science, and advanced manufacturing OEMs

• Chief Executive Officer, Novanta Inc. (NASDAQ: NOVT) (2016 – 2021)

• Chief Operating Officer, Novanta Inc. (NASDAQ: NOVT) (2015 – 2016)

• Group President, Novanta Inc. (NASDAQ: NOVT) (2012 – 2015)

• Chief Executive Officer, Philips Entertainment Lighting, Royal Philips (NYSE: PHG) (2012)

• Multiple general manager and leadership positions in various Philips’ divisions, Royal Philips (NYSE: PHG) (1994 – 2011)

Skills and Qualifications

• Mr. Glastra brings substantial public company leadership and governance experience as Chairman of the Board of Directors and Chief Executive Officer of Novanta Inc., providing strategic and operational oversight across a global portfolio of mission-critical technology solutions serving demanding OEM customers in healthcare, life science, and advanced manufacturing

• Mr. Glastra has extensive international business experience from his career at Royal Philips, where he held senior leadership roles across divisions in both Europe and the Silicon Valley, including Chief Executive Officer of Philips Entertainment Lighting, Chief Operating Officer of Philips Lumileds, and various general management positions

• Mr. Glastra has more than 30 years of executive operating experience leading OEM-focused technology businesses, with deep expertise in precision engineering solutions across medical and industrial end markets

• Mr. Glastra brings significant experience in innovation and strategy, developed through leadership of technology-focused, globally scaled businesses at both Novanta Inc. and Koninklijke Philips, N.V. including the Corporate Strategy department

• Mr. Glastra brings significant M&A and integration expertise, having overseen more than 20 acquisitions at Novanta ranging in size and scope, contributing to the company's transformation into a leader in high-growth markets and technologies

• Mr. Glastra has deep experience with building talent, culture and businesses in decentralized operating models serving diverse specialty markets

Other Public Company Boards
• Novanta Inc. (Chairman, 2021 – Present; Director, 2016 – Present)
Education
• M.B.A., INSEAD (France) • Advanced Engineering Degree, ESPCI Paris (France) • M.Sc., Applied Physics, Delft University of Technology (Netherlands)

CORPORATE GOVERNANCE

Framework for Corporate Governance

The Board of Directors has the ultimate authority for the management of the Company’s business. The Corporate Governance Guidelines, the charters of the Board committees, the Code of Business Conduct and Ethics, and the Standards for Director Independence (Governance Documents) provide the framework for the governance of the Company. Copies of the current Governance Documents are available under the Investors link on the Company’s website at www.idexcorp.com. Please note that information posted on or accessible through websites referenced in this Proxy Statement is not incorporated by reference or otherwise included in this Proxy Statement.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The Corporate Governance Guidelines address matters such as election of directors, size and retirement age for the Board, Board composition and membership criteria, the role and responsibilities of the Board and each of its committees, Board evaluations, limits on service on outside boards, and the frequency of Board meetings (including meetings to be held without the presence of management).

The Code of Business Conduct and Ethics sets forth the guiding principles of business ethics and certain legal requirements applicable to all of the Company’s employees and directors.

Director Independence

The Board has adopted standards for determining whether a director is independent. These standards are based upon the listing standards of the New York Stock Exchange (NYSE) and applicable laws and regulations and are available on the Company’s website as described above. The Board has also reviewed commercial relationships between the Company and organizations with which directors were affiliated by service as an executive officer. The relationships with these organizations involved the Company’s sale or purchase of products or services in the ordinary course of business that were made on arm’s-length terms and other circumstances that did not affect the relevant directors’ independence under applicable law and NYSE listing standards.

The Board has affirmatively determined, based on these standards and after considering the relationships described immediately above, that the following current directors are independent: Messrs. Beck, Buthman, Christenson, Glastra, and Quiroz and Mss. Disher, Gunter, Helmkamp and Watts-Stanfield; and that former directors, David C. Parry and Livingston L. Satterthwaite, who each retired from the Board on May 8, 2025, were independent during the period they served on the Board in fiscal year 2025. The Board has also determined that Mr. Ashleman is not independent because he is the Chief Executive Officer and President of the Company. All standing Board committees are, and throughout fiscal year 2025 were, composed entirely of independent directors.

Director Nominations

The Board believes that maintaining a diverse membership with regard to skills, perspectives, backgrounds, and experiences enhances the Board’s deliberations. Accordingly, the Board is committed to seeking out highly qualified candidates with diverse skills, perspectives, backgrounds, and experiences as part of each Board search the Company undertakes. As part of this commitment, the Board has a policy to include at least two women and at least two racially or ethnically diverse candidates every time the Board conducts a search for a new member. The selection of a new member is made without regard to race or gender. The Board considers the following in selecting nominees for the Board:

Experience (in one or more of the following):

•
high level leadership experience in business or administrative activities;

•
specialized expertise in the industries in which the Company competes;
•
financial expertise;
•
breadth of knowledge about issues affecting the Company;
•
ability and willingness to contribute special competencies to Board activities; and
•
expertise and experience that are useful to the Company and complementary to the background and experience of other Board members, so that an optimal balance and diversity of Board members may be achieved and maintained.

Personal attributes and characteristics:

•
personal integrity;
•
loyalty to the Company and concern for its success and welfare, and willingness to apply sound independent business judgment;
•
awareness of a director’s vital part in the Company’s good corporate citizenship and corporate image;
•
time available for meetings and consultation on Company matters taking into account the nature and time involved in a director’s service on other boards, such as leadership roles and board committee service; and
•
willingness to assume fiduciary responsibilities.

Qualified candidates for membership on the Board shall not be discriminated against with regard to age, race, color, religion, sex, ancestry, national origin, sexual orientation or disability. In the past, the Company has engaged executive search firms to help identify and facilitate the screening and interviewing of director candidates. Any search firm retained by the Company to find director candidates is instructed to take into account all of the considerations used by our Nominating and Corporate Governance Committee. After conducting an initial evaluation of a candidate, members of the Nominating and Corporate Governance Committee and the Chair of the Board will interview that candidate if the Committee believes the candidate is suitable to be a director. The Nominating and Corporate Governance Committee may also ask the candidate to meet with other members of the Board.

If the Nominating and Corporate Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board appointment or election of that candidate. Annually, the Nominating and Corporate Governance Committee reviews the qualifications and backgrounds of the directors, as well as the overall composition of the Board, and recommends to the full Board the slate of directors for nomination for election at the annual meeting of stockholders.

Board Refreshment and Retirement Policy

As part of its annual process, the Nominating and Corporate Governance Committee reviews each director’s continuation on the Board as well as the composition of the Board and its Committees. The Nominating and Corporate Governance Committee also considers the need for additional directors based on the strategy of the Company. When reviewing Board and Committee composition, the Nominating and Corporate Governance Committee considers the needs of the Company and the value of having directors with various tenures and experiences. The Nominating and Corporate Governance Committee evaluates director time commitments at least annually.

As set forth in our Corporate Governance Guidelines, a director must retire by the end of the term following such director’s 70th birthday. However, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, may waive the requirement in any particular case or change the retirement age if it believes it is in the Company’s best interest.

Board Leadership Structure

The Nominating and Corporate Governance Committee, in consultation with the other independent directors, evaluates on an ongoing basis whether the Board’s leadership structure is appropriate to effectively address the evolving needs of our business and the long-term interests of our stockholders. The Committee then makes recommendations to the Board concerning the Board’s leadership structure, including whether the roles of Chair of the Board and Chief Executive Officer should be separated or combined. The Board, in accordance with our Bylaws, elects a Chair of the Board from among the directors. The Board believes it is in the best interests of the Company and its stockholders for the Board to determine which director is best qualified to serve as Chair in light of the circumstances at the time, rather than based on a fixed policy. As a result, the roles of Chair of the Board and Chief Executive Officer have been combined at some times, while at other times the roles have been split. In the event that the Chair is the Chief Executive Officer or is not an independent director, our Bylaws require that an independent Lead Director be elected by a majority of the independent directors.

On October 1, 2022, Ms. Helmkamp became Non-Executive Chair of the Board. Our separate Board Chair and Chief Executive Officer roles enable our Non-Executive Chair to oversee corporate governance matters and our Chief Executive Officer to lead the Company’s business. Independent directors also chair our Board committees. This structure facilitates effective oversight, further strengthens our Board’s independent leadership and supports our commitment to enhancing shareholder value and strong governance.

The independent non-management directors of the Board meet separately as a group at every regularly scheduled Board meeting. During 2025, the Non-Executive Chair presided at these non-management executive sessions. During 2025, the Board held eight meetings.

The Board believes that its current leadership structure provides independent board leadership and engagement.

During 2025, each director holding office in 2025 attended more than 75% of the aggregate number of meetings of the Board and of committees of the Board of which he or she was a member, during the period for which each such director served. The Company encourages its directors to attend the annual meeting of stockholders but has no formal policy with respect to that attendance. All of the directors holding office in 2025, except for former directors, David C. Parry and Livingston L. Satterthwaite, who each retired from the Board on May 8, 2025, attended the 2025 Annual Meeting.

Board’s Role in Risk Oversight

The Board oversees an annual assessment of enterprise risk exposure, and the management of such risk, conducted by the Company’s executives. The risk assessment was refreshed in 2025 and included an evaluation of enterprise-wide risks, including risks associated with the following on a short and longer term basis: M&A growth; organic growth; human capital management, including succession planning, talent attraction, development and retention; information security/cybersecurity; supply chain; and geopolitical shifts. In 2023, we partnered with outside consultants to conduct a climate risk assessment and scenario analysis to better understand the types of climate-related physical and transition risks and opportunities potentially relevant to the Company. The results of that assessment were included in the 2023 annual review with the Board. In 2025, the Company again partnered with outside consultants to assess and update its climate-related risk assessment and scenario analysis. The results of that assessment were presented to the Nominating and Corporate Governance Committee (NCGC), and such assessed transition risks and opportunities continue to be considered as part of the Company’s ongoing strategic planning.

When assessing enterprise risk, the Board focuses on the achievement of organizational objectives, including strategic objectives, to improve long-term performance and enhance stockholder value. Direct oversight allows the Board to assess management’s inclination for risk, to determine what constitutes an appropriate level of risk for the Company and to discuss with management risk prioritization, risk mitigation and risk accountability.

Cybersecurity

Senior management reviews the Company’s cybersecurity program at least once a year with the Board, and, beginning in 2026, at least three times a year with the Audit Committee and on an as-needed basis. Such reviews, among other things, include the results of internal and/or external assessments, a review of cybersecurity governance at the management level, and a review of the Company’s cybersecurity program and progress toward various initiatives.

The Company’s cybersecurity program is designed to be aligned to the Cybersecurity Framework published by the National Institute of Standards and Technology (NIST). Each year, an annual external penetration test is performed against the Company’s network in addition to the Company’s regular internal vulnerability scans. Employees are required to complete cybersecurity awareness training and are regularly tested with internal phishing exercises. The Company maintains global cybersecurity insurance coverage reviewed annually for adequacy against operations and information systems. See Item 1C. “Cybersecurity” in our Annual Report on Form 10-K for the year ended December 31, 2025 for more information related to our cybersecurity program.

Sustainability Risk Oversight

The Board, along with the Audit Committee and the NCGC, provides oversight of certain risks associated with environmental, social and governance matters most relevant to the Company and its internal and external stakeholders. As noted above, the Board reviews risks associated with a number of these topics as part of its annual assessment of enterprise risk exposure. In addition, the Audit Committee provides oversight of the Company’s compliance, information security/cybersecurity, and corporate environmental, health and safety functions, and, in 2025, began reviewing sustainability reporting processes and controls to meet emerging regulatory reporting requirements. The NCGC oversees the Company’s corporate sustainability efforts and progress generally, and in 2022, it added an additional meeting to its calendar focused on the Company’s sustainability initiatives. In 2025, the NCGC used that meeting to review emerging regulatory reporting requirements and the Company’s progress toward satisfying those requirements, along with the Company’s progress toward various environmental sustainability goals related to emissions reductions.

Sustainability Program & Reporting

As an embodiment of our continuing commitment to sustainability, since 2019, we have published a sustainability report every other year highlighting the various ways in which the Company, our products and our people have a positive impact. In addition to the reports, we have disclosed sustainability-related metrics every year since 2019, and our disclosures have been in alignment with the Sustainable Accounting Standards Board (SASB) sector standards since 2021.

In March 2025, we published the Company’s 2024 Sustainability Report, including updated data tables and SASB disclosures, disclosures aligned with the Task Force on Climate Related Financial Disclosures (TCFD), and disclosures aligned with the Global Reporting Initiative (GRI). Most recently, in March 2026 we published sustainability highlights from 2025, along with updated data tables and other disclosures (collectively, the "2025 Sustainability Disclosures"). The 2025

Sustainability Disclosures, as well as prior reports and disclosures are available under the Sustainability link on our website at https://www.idexcorp.com/about-idex/idex-sustainability/.

In 2022, working with outside consultants, we conducted an updated materiality assessment as part of ensuring that we maintain a current understanding of areas of opportunity and risk related to various sustainability topics relevant to IDEX. By engaging with internal and external stakeholders, we confirmed the corporate sustainability topics most likely to impact the Company and for which the Company can make a meaningful impact. Building on that assessment, we have continued our commitment to sustainability, including to evolve our strategy to improve the impact of our operations, build out our environmental, health and safety program, and enhance our approach to responsible supply chain management. Our Chief Sustainability Officer continues to focus on developing and monitoring progress against various sustainability initiatives relevant to our businesses, managing cross-functional governance of certain sustainability topics, and, in partnership with our Finance team, continuing to prepare for pending sustainability disclosure requirements.

Board and Committee Assessment Process

On an annual basis, the Board and each Committee conduct assessments, which consist of written self-assessment questionnaires, supplemented by individual interviews of each director conducted by the Chair and members of the NCGC. The results of the assessment process are then reviewed and discussed by the Board and each Committee and have led to process and oversight improvements.

Board’s Engagement with Management

The Board approves the Company’s executive officers, delegates responsibilities for the conduct of the Company’s operations to those officers and monitors their performance. In addition, members of the Board informally mentor executive officers, meeting with such officers individually to share insights and experiences accumulated over the course of the directors’ careers.

During 2025, directors had a combination of in-person and virtual meetings with management, including by visiting various manufacturing facilities in the U.S. and Europe, participating in operational reviews with senior management, and attending the Company’s annual global leadership conference. Site visits are also included in our onboarding program for new directors.

Board’s Role in Strategic Planning and Talent Management & Development

Each fall, the Board participates in a three-year enterprise strategy review with the Company’s executive officers and other senior management. Management and the Board agree upon a strategy, and it is used as a lens for decision making at each Board meeting following the annual comprehensive review. As a result, strategy discussions are a regular feature of Board meetings throughout the year.

Our Board calendar also includes at least one meeting per year at which the Board participates in an extensive review of the Company’s talent management and retention strategies, leadership development pipeline, and succession plans for senior management. Management also discusses the drivers of employee engagement and culture with the Board and reviews various ongoing initiatives, including with respect to employee resource groups, which are open to all employees, regardless of their specific background or identity, talent development networks, and skill building for inclusive leadership. Progress updates with respect to talent management and development, culture, and engagement, are shared with the Board throughout the year, as needed.

As part of the Company’s continued commitment toward transparency in the reporting of the diversity of its workforce, we publish our EEO-1 consolidated report reflecting information related to the U.S. workforce. This information is available at

https://investors.idexcorp.com/corporate-governance/highlights.

Director Onboarding and Education

All new directors participate in our director onboarding program. The onboarding process includes meetings with senior leaders to familiarize new directors with the Company’s strategic vision, values and culture; operational and financial reporting structure; and legal, compliance and governance framework. In addition, new directors have also attended training courses led by IDEX senior leaders covering the 8020 business process that serves as the foundation of IDEX’s operating model and seeks to accelerate profitable growth by focusing resources on our highest value opportunities.

The Board encourages all directors to participate in continuing director education programs, either individually or together with other Committee members, and directors are reimbursed for their expenses for such programs. Over the past year, directors attended virtual and in-person education seminars and webinars covering a variety of topics, including board and committee leadership; risk oversight and governance; strategy; geopolitical shifts; sustainability; cybersecurity; artificial intelligence; regulatory developments; executive compensation; and human capital management. In 2025, the Audit Committee also invited an external consultant to attend an Audit Committee meeting to share and discuss best practices for Audit Committee effectiveness.

Investor Outreach

We value the input of our stockholders and believe that it is important to understand their questions and concerns about the Company. During 2025, we met with a number of our stockholders and prospective stockholders to answer questions about the Company and learn about matters that are important to them. We plan to continue our investor outreach efforts during 2026.

Communications with Our Board

Stockholders and other interested parties may contact the Board and the directors by writing to Corporate Secretary, IDEX Corporation, 3100 Sanders Road, Suite 301, Northbrook, IL 60062. Inquiries sent will be reviewed, sorted and summarized by the Corporate Secretary before they are forwarded to any director.

BOARD COMMITTEES

Important functions of the Board are performed by committees comprised of members of the Board. There are three standing committees of the Board: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each committee has a written charter that is available under the Investors link on the Company’s website at www.idexcorp.com.

Subject to applicable provisions of the Company’s Bylaws and based on the recommendations of the Nominating and Corporate Governance Committee, the Board as a whole appoints the members of each committee each year at its February meeting. The Board may, at any time, appoint or remove committee members or change the authority or responsibility delegated to any committee, subject to applicable law and NYSE listing standards.

The following table summarizes the current membership of the committees of the Board.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Mark A. Beck		√	√*
Mark A. Buthman	√*		√
Carl R. Christenson		√*
Stephanie J. Disher			√
Matthijs Glastra	√
Lakecia N. Gunter		√	√
Katrina L. Helmkamp	√
Alejandro Quiroz Centeno		√
L. Paris Watts-Stanfield	√

* Indicates Committee Chair

Audit Committee

Pursuant to its charter, the Audit Committee has the authority and responsibility to:

•
monitor the integrity of the Company’s financial statements, financial reporting process and systems of internal controls regarding finance, accounting, legal and regulatory compliance;
•
monitor the qualifications, independence and performance of the Company’s independent auditor and monitor the performance of the Company’s internal audit function;
•
hire and fire the Company’s independent auditor and approve any audit and non-audit work performed by the independent auditor;
•
provide an avenue of communication among the independent auditor, management and the Board;
•
prepare the audit committee report that SEC rules require to be included in the Company’s annual proxy statement;
•
provide oversight of the Company’s compliance, corporate environmental, health and safety, and information security/cybersecurity functions
•
review sustainability reporting processes and controls to meet regulatory reporting requirements; and
•
administer the Company’s Related Person Transactions Policy (described further below).

While the Board has the ultimate oversight responsibility for the risk management process, the Audit Committee focuses on financial risk management and exposure, and legal compliance. The Audit Committee receives an annual risk assessment report from the Company’s internal auditors and reviews and discusses the Company’s financial risk exposures and the steps management has taken to monitor, control and report those exposures.

During 2025, Mr. Buthman, and Mss. Helmkamp and Watts-Stanfield served as members of the Audit Committee for the full year. Mr. Parry served on the Audit Committee until his retirement from the Board on May 8, 2025, and Mr. Glastra was appointed to the Audit Committee on February 21, 2025. The Board determined that Mr. Buthman and Mss. Helmkamp and Watts-Stanfield are “audit committee financial experts,” as defined by SEC rules.

The Board has adopted a written Related Person Transactions Policy regarding the review and approval of transactions with related persons. All related person transactions (defined as any transactions that are required to be disclosed under Item 404(a) of Regulation S-K) are approved by the Audit Committee. If the transaction involves a related person who is an Audit Committee member or immediate family member of an Audit Committee member, that Audit Committee member will not be included in the deliberations or vote regarding approval. In approving the transaction, the Audit Committee must determine that the transaction is consistent with the interests of the Company and its stockholders. The Audit Committee periodically reviews any previously approved related person transactions that remain ongoing. Based on all relevant facts and circumstances, taking into consideration the Company’s contractual obligations, the Audit Committee determines if it is in the best interests of the Company and its stockholders to continue, modify or terminate any such related person transactions. Since January 1, 2025, there were no related person transactions requiring disclosure under SEC rules.

During 2025, the Audit Committee held eight meetings.

Compensation Committee

The Compensation Committee’s primary purpose and responsibilities are to:

•
establish the Company’s compensation philosophy and structure the Company’s compensation programs to be consistent with that philosophy;
•
develop and recommend to the independent members of the Board for approval the compensation of the Chief Executive Officer;
•
approve the compensation of the executive officers of the Company (other than the Chief Executive Officer), the Chief Executive Officer’s direct reports and selected other managers identified by the Compensation Committee from time to time, and communicate such compensation decisions to the Board;
•
develop and recommend to the Board for approval the compensation of the Board;
•
review and recommend to the Board the Company’s compensation discussion and analysis to be included in the Company’s annual proxy statement; and
•
produce a Compensation Committee Report on executive compensation to be included in the Company’s annual proxy statement.

To assist the Compensation Committee in discharging its responsibilities, the Compensation Committee retained Frederic W. Cook & Co., Inc. (F.W. Cook) to act as an outside consultant. F.W. Cook is engaged by, and reports directly to, the Compensation Committee.

The Compensation Committee has reviewed the nature of the relationship between itself and F.W. Cook, including all personal and business relationships between the committee members, F.W. Cook and the individual compensation consultants who provide advice to the Compensation Committee. Based on its review, the Compensation Committee did not identify any actual or potential conflicts of interest in F.W. Cook’s engagement as an independent consultant.

F.W. Cook works with the Compensation Committee and management to structure the Company’s executive compensation programs and to evaluate the competitiveness of its executive compensation levels. F.W. Cook’s primary areas of assistance to the Compensation Committee are:

•
analyzing market compensation data for all executive positions;
•
advising on emerging trends in incentive design and governance;
•
advising on the structure of the Company’s compensation programs;
•
advising on the terms of equity awards;
•
assessing the relationship between named executive officer compensation and the Company’s financial performance;

•
reviewing the risks associated with the Company’s compensation programs; and
•
reviewing materials to be used in the Company’s annual proxy statement.

F.W. Cook periodically provides the Compensation Committee and management market data on a variety of compensation-related topics. The Compensation Committee has authorized F.W. Cook to interact with the Company’s management, as needed, on behalf of the Compensation Committee, to obtain or confirm information.

The charter of the Compensation Committee permits the Compensation Committee to, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee.

During 2025, Messrs. Beck, Christenson, and Quiroz and Ms. Gunter served on the Compensation Committee for the full year, and Mr. Satterthwaite served on the Compensation Committee until his retirement from the Board on May 8, 2025. None of these directors (i) was an officer or employee of the Company or any of its subsidiaries during 2025, (ii) was formerly an officer of the Company or any of its subsidiaries, or (iii) had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K under the Securities Act of 1933, as amended. There were no relationships between the Company’s executive officers and the members of the Compensation Committee that require disclosure under Item 407(e)(4) of Regulation S-K.

During 2025, the Compensation Committee held seven meetings.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s primary purpose and responsibilities are to:

•
develop and recommend to the Board corporate governance principles and a code of business conduct and ethics;
•
review periodically the size of the Board and the makeup of the Board committees and make recommendations to the Board regarding any appropriate changes;
•
develop and recommend criteria for selecting new directors;
•
identify individuals qualified to become directors consistent with criteria approved by the Board, and recommend that the Board select such individuals as nominees for election to the Board;
•
make recommendations to the Board regarding any director who submits an offer of resignation under the Company’s Corporate Governance Guidelines because (i) the director did not receive a majority of votes cast for his or her election, or (ii) the director experienced a significant change in his or her principal business, occupation or position or has a significant conflict of interest that cannot be resolved;
•
screen and recommend to the Board individuals qualified to become Chief Executive Officer in the event of a vacancy and any other senior officer whom the committee may wish to approve;
•
oversee evaluations of the Board, individual Board members and Board committees;

•
oversee an orientation program for new directors and a continuing education program for all directors; and
•
oversee the Company’s sustainability efforts and progress.

It is the policy of the Nominating and Corporate Governance Committee to consider nominees for the Board recommended by the Company’s stockholders in accordance with the procedures described under “STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2027 ANNUAL MEETING OF STOCKHOLDERS” below.

Stockholder nominees who are nominated in accordance with these procedures will be given the same consideration as nominees for director from other sources.

During 2025, Messrs. Beck and Buthman and Ms. Gunter served on the Nominating and Corporate Governance Committee for the full year. Messrs. Parry and Satterthwaite served on the Nominating and Corporate Governance Committee until their respective retirements from the Board on May 8, 2025, and Ms. Disher was appointed to the Nominating and Corporate Governance Committee on February 21, 2025.

During 2025, the Nominating and Corporate Governance Committee held four meetings.

COMPENSATION OF DIRECTORS

The objectives of our director compensation program are to attract highly qualified individuals to serve on our Board and to align our directors’ interests with the interests of our stockholders. The Compensation Committee periodically reviews the program to evaluate whether it continues to meet these objectives.

The Company believes that to attract and retain qualified directors, pay levels should be targeted at the 50th percentile (or median) of pay levels for directors at comparable companies. The Compensation Committee, with the assistance of F.W. Cook, regularly evaluates the competitiveness of director compensation. The primary reference point to determine market pay is the peer group of companies used for the Company’s executive compensation analysis as described in “Peer Companies” under “Setting Executive Compensation” in the Compensation Discussion and Analysis below. Market composite data derived from pay surveys provided by F.W. Cook is also used to evaluate the competitiveness of our director compensation program. Based on such review, no changes were made to our 2025 director compensation as compared to our 2024 director compensation program.

Our director compensation for 2025 is set forth below.

2025
Annual Cash Retainer	$95,000
Committee Chair Retainer
Audit Committee	$20,000
Compensation Committee	$15,000
Nominating and Corporate Governance Committee	$15,000
Additional Non-Executive Chairman of the Board Fees
Annual Retainer	$100,000
Annual Equity Grant (100% Restricted Stock Units)	$50,000

Value of Equity Grants Upon Initial Election to the Board (100% Restricted Stock Units)	Pro-rated annual grant

Value of Annual Equity Grants (100% Restricted Stock Units)	$165,000

Equity Grants

Under the Company’s Amended and Restated Non-Employee Director Compensation Policy (Director Compensation Policy), equity grants upon initial election to the Board are made on the date of appointment. Initial equity grant values are equal to the annual grant value prorated for the remaining period of time until the next Annual Meeting. Annual equity grants to continuing directors are made on the date of the Annual Meeting. All grants are structured to provide 100% of the expected value in the form of restricted stock unit awards and are made under the Company’s equity plan then in effect, which in the case of the 2025 annual grants was the IDEX Corporation 2024 Incentive Award Plan (Incentive Award Plan). Restricted stock units granted as annual equity grants vest in full on the earliest to occur of: (i) the earlier of the first anniversary of the date of grant and the date of the next annual stockholders meeting if it is at least 50 weeks after the prior year’s meeting, subject to continuous service through such date; (ii) the date on which the director ceases to serve on the Board for any reason after achieving at least six years of continuous service on the Board; (iii) the date of the director’s death or disability; (iv) the date on which the director ceases to serve on the Board by reason of a failure to be re-elected to the Board; and (v) the occurrence of a change in control subject to the director’s continuous service through such date. Restricted stock units granted upon a director’s initial election vest in full on the earliest to occur of: (i) the first anniversary of the date of grant; (ii) the date of the director’s death or disability; and (iii) the occurrence of a change in control subject to the director’s continuous service through such date. The restricted stock units are non-transferable until the recipient is no longer serving as a director and are subject to forfeiture if the director terminates service as a director prior to the vesting date for reasons other than death, disability, or, for the restricted stock units granted as annual equity awards, termination after at least six years of continuous service on the Board.

Directors have the ability to defer payment of all or a portion of their annual equity grant.

Directors Deferred Compensation Plan

Under the Company’s Directors Deferred Compensation Plan, directors are permitted to defer the payment of their cash compensation to either termination of Board service or a later specified date. In general, directors must make elections to defer fees payable during a calendar year by the end of the preceding calendar year. Newly appointed directors have up to 30 days from their appointment to elect to defer future fees.

All amounts deferred are recorded in a memorandum account for each director and are credited or debited with earnings or losses as if such amounts had been invested in an interest- bearing account or certain mutual funds, at the option of the director. The deferred compensation credited to the interest-bearing account is adjusted on at least a quarterly basis with hypothetical earnings equal to the lesser of the Barclays Capital Long Term Bond AAA — Corporate Bond Index as of the first business day in November of the calendar year preceding the year for which the earnings are to be credited or 120% of the long-term applicable federal rate as of the first business day in November.

In accordance with SEC rules, no earnings on deferred compensation are shown in the 2025 Director Compensation table below because no “above market or preferential” rates were earned on deferred amounts in 2025. Directors must elect irrevocably to receive the deferred funds either in a lump sum or in equal annual installments of up to 10 years, subject to earlier settlement in the event of the participant’s death.

The memorandum accounts are not funded, and the right to receive future payments of amounts recorded in these accounts is an unsecured claim against the Company’s general assets.

Stock Ownership Guideline

Under the Director Compensation Policy, non-management directors are subject to a stock ownership guideline. Non-management directors are required to maintain direct ownership of shares of Common Stock equal to or greater in value to five times the current annual Board service retainer. No non-management director is permitted to sell shares of Common Stock until the director satisfies the stock ownership guideline. Once a director meets the stock ownership guideline, the director may not sell shares if the sale would put the director below the stock ownership guideline.

As of the record date, all non-management directors were in compliance with the stock ownership guideline or subject to the mandatory holding requirement until the ownership guideline is met.

2025 Director Compensation

The following table summarizes the total compensation earned in 2025 for the Company’s non-management directors. Mr. Ashleman receives no additional compensation for his service as a director and his compensation for serving as our Chief Executive Officer and President is included in the 2025 Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)

Mark A. Beck	110,000	165,262	—	275,262
Mark A. Buthman	115,000	165,262	—	280,262
Carl R. Christenson	110,000	165,262	—	275,262
Stephanie J. Disher (3)	81,542	199,998	—	281,540
Matthijs Glastra (3)	81,542	199,998	—	281,540
Lakecia N. Gunter	95,000	165,262	500	260,762
Katrina L. Helmkamp	195,000	215,117	—	410,117
David C. Parry (4)	33,668	—	—	33,668
Alejandro Quiroz Centeno	95,000	165,262	—	260,262
Livingston L. Satterthwaite (4)	33,668	—	—	33,668
Paris Watts-Stanfield	95,000	165,262	—	260,262

(1)
Reflects the aggregate grant date fair value of the restricted stock units granted in 2025, determined in accordance with FASB ASC Topic 718 using the assumptions set forth in Note 15 “Share-Based Compensation” to the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, assuming no forfeitures. In addition to the 2025 annual stock award, Ms. Disher and Mr. Glastra each received a pro-rated award upon appointment to the Board. As of December 31, 2025, each non-management director had outstanding the following number of restricted stock units, including vested restricted stock units subject to deferred settlement at the election of the director: Mr. Beck, 6,205; Mr. Buthman, 9,220; Mr. Christenson, 2,410; Ms. Disher, 1,075; Mr. Glastra, 1,075; Ms. Gunter, 2,410; Ms. Helmkamp, 2,185; Mr. Parry, 0; Mr. Quiroz Centeno, 3,225; Mr. Satterthwaite, 1,515; and Ms. Watts-Stanfield, 1,665.
(2)
Reflects matching gifts of up to $500 per year directed to Internal Revenue Code 501(c)(3) tax-exempt, non-profit organizations under the IDEX Corporation Matching Gift Program.
(3)
Ms. Disher and Mr. Glastra were appointed to the Board effective February 21, 2025.
(4)
Messrs. Parry and Satterthwaite did not stand for re-election at the 2025 Annual Meeting of Stockholders and therefore did not receive an annual restricted stock unit grant in 2025.

SECURITY OWNERSHIP

The following table furnishes information as of March 12, 2026, except as otherwise noted, with respect to shares of Common Stock beneficially owned by (i) each director and nominee for director, (ii) each executive officer named in the Summary Compensation Table, (iii) directors, nominees and executive officers of the Company as a group, and (iv) any person who is known by the Company to be a beneficial owner of more than five percent of the outstanding shares of Common Stock.

Except as indicated by the notes to the following table, the holders listed below have sole voting power and investment power over the shares beneficially held by them. Under SEC rules, the number of shares shown as beneficially owned includes shares of Common Stock subject to options that are exercisable currently or will be exercisable within 60 days of March 12, 2026. Shares of Common Stock subject to options that are exercisable currently or will be exercisable within 60 days of March 12, 2026, are considered to be outstanding for the purpose of determining the percentage of shares held by a holder, but not for the purpose of computing the percentage held by others. An asterisk (*) indicates ownership of less than one percent of the outstanding Common Stock.

For purposes of the following table, the address for each of the directors, nominees for director and executive officers of the Company is c/o 3100 Sanders Road, Suite 301, Northbrook, IL 60062.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
Directors and Nominees (other than Named Executive Officers):
Mark A. Beck (1)	6,950	*
Mark A. Buthman (1)	9,220	*
Carl R. Christenson (1)	6,351	*
Stephanie J. Disher (1)	1,075	*
Matthijs Glastra (1)	1,075	*
Lakecia N. Gunter (1)	4,120	*
Katrina L. Helmkamp (1)	13,200	*
Alejandro Quiroz Centeno (1)	3,225	*
L. Paris Watts-Stanfield (1)	3,390	*
Named Executive Officers:
Eric D. Ashleman (2)	304,641	*
Akhil Mahendra (2)	6,834	*
Lisa M. Anderson (2)	23,119	*
Roopa Unnikrishnan (3)	6,242	*
Abhishek Khandelwal (4)	—	*
Melissa S. Flores (5)	5,217	*
Directors, Nominees and All Executive Officers as a Group: (15 persons) (6)	394,659	0.5%*
Other Beneficial Owners:
The Vanguard Group (7)	9,180,201	12.4%
100 Vanguard Blvd. Malvern, PA 19355
Wellington Management Group LLP (8)	6,266,233	8.4%
c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210
BlackRock Inc. (9)	6,068,198	8.2%
50 Hudson Yards, New York, NY 10001

(1)
Includes 1,290 restricted stock units issued to Mr. Buthman on April 6, 2016, for which Mr. Buthman elected to defer settlement; 1,290 restricted stock units issued to Mr. Buthman on February 22, 2017, for which Mr. Buthman elected to defer settlement; 310 restricted stock units issued to Mr. Beck on January 2, 2018, for which Mr. Beck elected to defer settlement; 945 restricted stock units issued to each of Messrs. Beck and Buthman on April 25, 2018, for which Messrs. Beck and Buthman each elected to defer settlement; 845 restricted stock units issued to each of Messrs. Beck and Buthman on May 10, 2019, for which Messrs. Beck and Buthman each elected to defer settlement; 950 restricted stock units issued to each of Messrs. Beck and Buthman on May 7, 2020, for which Messrs. Beck and Buthman each elected to defer settlement; 665 restricted stock units issued to each of Messrs. Beck, Buthman, and Christenson on May 12, 2021, for which Messrs. Beck, Buthman, and Christenson each elected to defer settlement; 825 restricted stock units issued to each of Messrs. Beck and Buthman on May 6, 2022, for which Messrs. Beck and Buthman each elected to defer settlement; 815 restricted stock units issued to Mr. Quiroz on June 15, 2022, for which Mr. Quiroz elected to defer settlement; 1,020 restricted stock units issued to Ms. Helmkamp on May 25, 2023, which vest on May 25, 2026; 770 restricted stock units issued to Mss. Gunter and Watts-Stanfield and Messrs. Beck, Buthman, Christenson, and Quiroz on May 25, 2023, which vest on May 25, 2026 (provided that Ms. Gunter and Messrs. Beck, Buthman, Christenson, and Quiroz each elected to defer settlement); 745 restricted stock units issued to each of Ms. Gunter and Messrs. Buthman, Christenson, and Quiroz on May 7, 2024, for which Ms. Gunter and Messrs. Buthman, Christenson, and Quiroz each elected to defer settlement; 1,165 restricted stock units issued to Ms. Helmkamp on May 8, 2025, which vest on May 9, 2026; and 895 restricted stock units issued to each of Mss. Disher, Gunter, and Watts-Stanfield and Messrs. Beck, Buthman, Christenson, Glastra, and Quiroz, which vest on May 9, 2026 (provided that Ms. Gunter and Messrs. Buthman and Quiroz each elected to defer settlement). The restricted shares and restricted stock units held by the directors may vest earlier than the dates indicated above upon a change in control of the Company, retirement, or failure to be re-elected to the Board. All shares of restricted stock and restricted stock units are eligible for dividends.
(2)
Includes 237,983, 0, 1,194, 18,792, 5,901, and 3,184 shares under options that are exercisable currently or will be exercisable within 60 days of March 12, 2026, for Messrs. Ashleman, Mahendra, and Khandelwal and Mss. Anderson, Unnikrishnan, and Flores, respectively.
(3)
Due to the elimination of her position, Ms. Unnikrishnan separated from the Company effective February 28, 2026.
(4)
Mr. Khandelwal resigned as Senior Vice President and Chief Financial Officer effective May 30, 2025.
(5)
Ms. Flores resigned as Senior Vice President and Chief Human Resources Officer effective December 19, 2025.
(6)
Includes 267,054 shares under options that are exercisable currently or will be exercisable within 60 days of March 12, 2026.
(7)
Based solely on information in Schedule 13G, as of December 29, 2023, filed by The Vanguard Group (Vanguard) with respect to Common Stock owned by Vanguard and certain subsidiaries. Vanguard has shared power to vote or direct the vote of 95,687 shares of Common Stock, sole power to dispose or to direct the disposition of 8,860,235 shares of Common Stock and shared power to dispose or to direct the disposition of 319,966 shares of Common Stock.
(8)
Based solely on information in Schedule 13G, as of June 30, 2025, filed by Wellington Management Group LLP (Wellington) with respect to Common Stock owned by Wellington and certain subsidiaries. Wellington has shared power to vote or direct the vote of 6,022,746.00 shares of Common Stock and shared power to dispose or to direct the disposition of 6,266,233.00 shares of Common Stock.
(9)
Based solely on information in Schedule 13G, as of December 31, 2023, filed by BlackRock, Inc. (BlackRock) with respect to Common Stock owned by BlackRock and certain subsidiaries. BlackRock has sole power to vote or to direct the vote of 5,563,326 shares of Common Stock and sole power to dispose or to direct the disposition of all 6,068,198 shares of Common Stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our executive compensation philosophy and programs, and compensation decisions made under those programs for our named executive officers (NEOs) for fiscal year 2025, who are listed below.

Name	Title

Eric D. Ashleman	Chief Executive Officer and President

Akhil Mahendra	Interim Chief Financial Officer and Vice President, Corporate Development (1)

Lisa M. Anderson	Senior Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary

Roopa Unnikrishnan	Former Senior Vice President, Chief Strategy and Innovation Officer (2)

Abhishek Khandelwal	Former Senior Vice President and Chief Financial Officer (3)
Melissa S. Flores	Former Senior Vice President and Chief Human Resources Officer (4)
(1)
Mr. Mahendra temporarily assumed the responsibilities of the Company's Principal Financial Officer from May 30, 2025 through January 4, 2026. Under SEC executive compensation disclosure rules, an individual serving in the role of the Principal Financial Officer at any time during the relevant year must be included as a NEO. Due to the interim nature of his role, Mr. Mahendra's compensation elements are not included broadly in this Compensation Discussion and Analysis (CD&A) and instead, are described later in this CD&A under the heading "Other Executive Compensation Matters--Mr. Mahendra's Compensation Arrangements." Effective January 5, 2026, the Board appointed Sean M. Gillen as Senior Vice President and Chief Financial Officer of the Company.
(2)
Due to the elimination of her position, Ms. Unnikrishnan subsequently separated from the Company effective February 28, 2026.
(3)
Mr. Khandelwal resigned as Senior Vice President and Chief Financial Officer effective May 30, 2025.
(4)
Ms. Flores resigned as Senior Vice President and Chief Human Resources Officer effective December 19, 2025.

Principles of Our Compensation Programs

Pay-for-Performance	The key principle of our compensation philosophy is pay-for-performance.

Alignment with Stockholders’ Interests	We reward performance that meets or exceeds the performance goals that the Compensation Committee establishes with the objective of increasing stockholder value.

Variation Based on Performance

We favor variable pay opportunities that are based on
performance over fixed pay. The total compensation received by our NEOs varies based on corporate and individual performance measured against annual and long-term goals.

Compensation Philosophy

The following table describes our compensation philosophy that guides our pay programs, structure and decisions.

Compensation Philosophy	How We Deliver

Attract and retain an effective management team

•
We offer a total pay package that consists of both compensation and benefits that are targeted to be competitive with the market.
•
We seek to retain our executives by regularly benchmarking our total compensation package relative to companies of similar size, scope and complexity — our peer group is constructed to include companies within an appropriate range of revenue and market capitalization values.

Motivate and reward management with a focus on pay-for-performance

•
We tie a meaningful portion of total compensation to financial and stock price performance – with 87% of our CEO’s target compensation tied to performance.
•
Our compensation program provides a mix of base salary, short-term incentives and long-term incentives — the balance of our compensation elements provides direct line of sight with our objectives, designed to motivate executives to outperform on our goals.
•
In line with our compensation philosophy to align pay and performance, when the Company outperforms or underperforms the goals in our incentive plans, payouts can result in above or below target levels, respectively.

Create a strong financial incentive that aligns with our stockholders and long-term objectives

•
Through a combination of performance metrics and targets, executives are paid according to how the Company performs.
•
Specific financial measures used in our incentive programs include:

– Adjusted earnings before interest, taxes, depreciation, and amortization (Adjusted EBITDA), cash flow conversion, and organic sales growth in our short-term incentive plan; and

– Total stockholder return (TSR) relative to companies in the relevant market index and adjusted organic net income growth in our long-term incentive plan.

Align the interests of management and stockholders	• In order to emphasize long-term stockholder returns, we require our executives to maintain significant stock ownership levels through the use of stock ownership guidelines.

Governance Best Practices

The Company employs compensation principles in delivering executive pay that we believe are supportive of our business strategy and governance best practices.

What We Do

√

Annual Say-on-Pay Vote: We conduct an annual say-on-pay advisory vote. At our 2025 Annual Meeting of Stockholders, more than 88% of the votes cast on the say-on-pay proposal were in favor of the fiscal year 2024 compensation of our NEOs.

√

Clawback Policies: We maintain a clawback policy to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) as well as a broader policy that provides the Company the means to recoup awards, including time-based awards, due to financial restatement or certain improper conduct.

√

Short-Term and Long-Term Incentives/Measures: Our annual and long-term plans provide a balance of incentives and include different measures of performance, with the use of both absolute and relative performance goals.

√	Independent Compensation Consultant: The Compensation Committee engages an independent compensation consultant, who does not provide any services to management.
√

Stock Ownership Guidelines: To further align the interests of management and our directors with our stockholders, we have stock ownership guidelines, which require our executive officers and directors to hold a multiple of their annual base compensation in Common Stock.

√	Limited Perquisites: We provide limited perquisites.
√

Mitigate Inappropriate Risk Taking: In addition to our clawback policies, stock ownership guidelines and prohibition of hedging and pledging, we structure our compensation programs so that they minimize inappropriate risk taking by our executive officers and other employees, including using multiple performance metrics and multi-year performance periods and capping payouts under our short-term incentive and performance share unit awards.

What We Don’t Do

×

Gross-ups for Excise Taxes: Our executive severance agreements do not contain a gross-up for excise taxes that may be imposed as a result of severance or other payments made in connection with a change in control.

×	Reprice Stock Options: Our long-term incentive plan prohibits the repricing of stock options and stock appreciation rights without prior stockholder approval.
×	Fixed Term Employment Agreements: Employment of our executive officers is “at will” and may be terminated by either the Company or the employee at any time.
×	Hedging and Pledging: Our insider trading policy prohibits all employees (including officers) and directors from hedging or pledging their economic interest in the Common Stock they hold.

Performance Highlights and Impact on Incentive Compensation

Our executive compensation program has strong performance orientation with pay outcomes tied to financial results and the shareholder experience. During 2025, the Company delivered organic sales growth and margin expansion as positive price across all segments more than offset lower volumes in the Fluid & Metering Technologies (FMT) and Fire & Safety / Diversified Technologies (FSDP) segments. Improved operational results included productivity improvements together with platform optimization savings resulting from restructuring and other cost containment actions taken during 2025. The Company generated strong cash flow and continued to deploy capital, including nearly $250 million of share repurchases during the year.

Key 2025 Performance Objectives	Incentives Support Performance Objectives	2025 Incentive Plan Result*

Profitable growth and operational excellence

Customer commitments and price capture

Strong cash flow management

Growth in shareholder value and quarterly dividends

Commitment to our culture, people and environmental stewardship

	Management Incentive Compensation Plan Adjusted EBITDA (40%) Organic Sales Growth (40%) Cash Flow Conversion (20%)	Management Incentive Compensation Plan Payout of 99% of Target Adjusted EBITDA of $906.7M Organic sales growth of 1.4% Cash flow conversion of 103%

Disciplined capital deployment	Long-Term Incentive Plan PSUs (50%) Stock Options (25%) Restricted Shares / RSUs (25%)	2022 PSU Payout of 65% of Target 12% three-year TSR 41st percentile versus S&P 500 Share settled in February 2025

* A reconciliation from GAAP to non-GAAP financial measures and other related information is included in Item 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. In addition to the adjustments noted in the Form 10-K, additional adjustments are used to determine the short-term incentive payouts, including adjustments related to acquisitions and divestitures, and actual capital expenditures.

NEO Compensation Aligns with Company Performance

The compensation opportunities of our executives are designed to be directly tied to the performance of the Company. Our pay-for-performance philosophy is demonstrated by the following elements of our executive compensation program for 2025:

Approximately 87% of Mr. Ashleman’s 2025 total targeted pay was performance-based, and an average of approximately 69% of our other NEOs’ total targeted pay in 2025 was performance-based. The charts below show the allocation of 2025 targeted pay across base salary, short-term incentive awards, and long-term incentive awards for Mr. Ashleman and our other NEOs.

CEO 2025 Target Compensation Mix

Cash Compensation 30%
Equity Compensation 70%
Base Salary 13%
Short-Term Incentives 17%
Long-Term Incentives 70%
Performance-Based / At-Risk 87%

Other NEOs 2025 Target Compensation Mix

Cash Compensation 51%
Equity Compensation 49%
Base Salary 31%
Long-Term Incentives 49%
Short-Term Incentives 20%
Performance-Based / At-Risk 69%

In 2025, our long-term incentives continued to represent the single largest component of our CEO’s and other NEOs’ targeted pay, representing approximately 70% and 49% of total targeted pay, respectively.

Maintaining a balanced perspective is a core part of the Company’s business strategy, which requires employees to take calculated risks to capitalize on anticipated changes in the Company’s numerous businesses. The Compensation Committee believes that balancing the proportion of cash and non-cash awards, as well as short-term versus long-term awards, is important to motivate performance while mitigating risk. Cash-based awards are important in motivating executives for the short-term, while long-term incentives focus executives who have the greatest ability to impact business results on managing the business for the long-term and reinforce the link between their earnings opportunity and the long-term growth of the Company.

Our 2025 incentive awards are directly tied to performance metrics that balance absolute and relative performance goals: adjusted EBITDA, organic sales growth, cash flow conversion, net income growth, and relative TSR. We believe these are the best measures of our financial success and support the creation of stockholder value.

Role of Say-on-Pay

The Company held an advisory vote on executive compensation (say-on-pay) at the Company’s 2024 Annual Meeting of Stockholders. The say-on-pay advisory vote received support from over 91% of the votes cast at the 2024 Annual Meeting. The Compensation Committee believes this affirms stockholders’ support of the Company’s approach to executive compensation. Accordingly, the Compensation Committee did not make any changes to the underlying structure of our executive compensation program for fiscal year 2025 in response to the 2024 “say-on-pay” vote. The Compensation Committee will continue to review and consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the NEOs and acknowledge the support of the current executive compensation approach from over 88% of the votes cast in 2025.

2025 Executive Compensation Program

The following discussion describes our 2025 compensation elements and 2025 compensation decisions related to our NEOs.

2025 Key Compensation Elements

The material elements of 2025 compensation for the NEOs are outlined below:

Element	Type of Pay	Purpose	General Characteristics
Base Salary	Fixed	Provides a fixed level of current cash compensation commensurate with the executive’s primary duties and responsibilities and necessary to attract, retain and reward NEOs.	Reviewed annually and adjusted as necessary to reflect market changes, salary budgets and individual performance.
Short-Term Incentives — Annual Bonus	Performance-Based	Focuses NEOs on annual performance by rewarding corporate and individual performance and achievement of pre-determined goals.	Variable cash payments. Annual awards based on performance against pre-determined individual and corporate performance goals.
Long-Term Incentives — Stock Options	Performance-Based

Provides retention through vesting schedules and aligns each NEO’s interests with long-term stockholder interests by linking a substantial portion of each executive’s compensation to stock price appreciation.

Variable compensation based on stock value, with no value received if the stock price does not appreciate from the grant date. Options vest ratably over four years and have a ten year term.
Long-Term Incentives — PSUs	Performance- Based	Ties long-term compensation to both absolute and relative performance, further aligning the interests of NEOs with stockholders.

PSUs vest based on continued service, the Company's adjusted organic net income growth performance against pre-determined performance goals, and relative TSR compared to companies in the S&P 500 Index over a cumulative three-year period.

Long-Term Incentives --Restricted Stock/Restricted Stock Units		Provides long-term compensation tied to the value of the Company's stock, and retention.	Stock/units cliff vest after three years.

2025 Target Total Direct Compensation

The Committee takes a holistic view to setting target compensation for the NEOs each year. The three elements described below, base salary, short- and long-term incentives, together comprise the target total direct compensation. Consistent with its pay strategy, the Committee reviews performance, tenure, and market data to determine any adjustments to target total direct compensation for each individual NEO. For Mr. Ashleman, the Committee made a market-based adjustment and increased his total target pay by 3.5%. This increase recognized his 2024 performance and tenure and maintained his target total direct compensation within the market median. Ms. Anderson received a 16% increase in target total direct compensation aligned with her performance, our compensation philosophy and to better position her versus the market median. Consistent with the Company’s long-standing compensation philosophy, a majority of the total target direct compensation increases was delivered in the form of long-term incentive awards to align the NEOs’ interests with stockholders through the risks and rewards of equity ownership and to further support the execution of the

Company’s long-term strategy. Ms. Unnikrishnan received a 6% target pay increase to maintain her competitive market position. Further details on the individual components of pay for each NEO are described in the sections below.

For further information on compensation actually paid to our NEOs as compared to the Total in the 2025 Summary Compensation Table, please see the Pay Versus Performance section.

Base Salary

Base salaries are typically reviewed annually in February and may be adjusted to reflect market data, as well as individual responsibility, experience and performance. At the time of hire or promotion, the Compensation Committee approves the compensation of the newly appointed or promoted executive based on market data, prior experience and performance, the compensation received at the prior employer and the compensation received by the executive’s predecessor at the Company. The table below highlights the change in 2025 base salary for each ongoing NEO, reflecting one or more of the following: annual merit increase, market and/or performance-related adjustments.

NEO	2024 Base Salary Rate	2025 Base Salary Rate	Percentage Increase
Eric D. Ashleman	1,050,000	1,087,000	3.5%
Lisa M. Anderson	480,000	515,000	7.3%
Roopa Unnikrishnan	440,000	455,500	3.5%
Abhishek Khandelwal	592,500	613,200	3.5%
Melissa S. Flores	440,000	457,600	4.0%

2025 Short-Term Incentives

The Company administers short-term incentives under the Management Incentive Compensation Plan (MICP). The amount of the annual bonus paid to each participant is determined under the following formula:

Annual Bonus = Base Salary x Individual Target Bonus Percentage x Business Performance Factor

Individual Target Bonus Percentage for the year is a percentage of the participant’s base salary and is based on the participant’s position and market data. For Mr. Ashleman, the Compensation Committee maintained his Individual Target Bonus Percentage at 125%. The Business Performance Factor (discussed in more detail below) is calculated based on measurable corporate quantitative objectives.

The Business Performance Factor Components listed below for 2025 are the same as those used for 2024, with the exception of the removal of the Sustainability component and increasing the weighting of the cash flow conversion metric from 10% to 20%. These changes reflect the importance of cash flow as a vital metric reflecting the overall health of the business providing fuel for growth. The Sustainability metric was added to the MICP in 2022. A number of the initiatives associated with the prior Sustainability metric remain a priority for the Company, and we are proud of the progress we’ve made in our sustainability efforts.

2025 MICP Weighting
Business Performance Factor Components
Adjusted EBITDA	40%
Organic Sales Growth	40%
Adjusted Cash Flow Conversion	20%
Total	100%

Adjusted EBITDA aligns our incentive opportunities to our growth and acquisition strategy and rewards the profitability metric. We believe Adjusted EBITDA also has strong correlation to long-term TSR performance. Organic Sales Growth represents the percentage increase in sales revenue compared to the previous year’s revenue, which by definition excludes revenue from businesses acquired in the year. We believe that rewarding executives on organic sales growth highlights the importance and emphasis on growth. In addition, Adjusted Cash Flow Conversion continues to be viewed as a vital metric for the overall health of the business.

At the beginning of each year, the Compensation Committee agrees on the categories of items that can be excluded or added back to arrive at the adjusted results in calculating the financial metrics included in the Business Performance Factor, as permitted by the terms of the MICP. After the year is complete, the Compensation Committee reviews the adjustments put forward by the Company for approval, resulting in the final Business Performance Factor. Typical adjustments include, but are not limited to, the impact of acquisition and divestiture-related income and charges, restructuring charges, capital expenditure investments versus plan, and the impact of foreign currency translation.

For 2025, the relative weightings and the performance against the quantitative measures resulted in a calculated Business Performance Factor of 99%, as shown in the table below.

MICP Objective	Threshold	Goal	Maximum	Actual*	Payout	MICP Weighting	Business Performance Factor

Adjusted EBITDA	$858.7M	$933.3M	$982.1M	$906.7M	66.0%	40%	26.4%

Organic Sales Growth	(4.0)%	1.0%	4.0%	1.4%	110.8%	40%	44.3%

Adjusted Cash Flow Conversion	85%	95%	115%	103%	141.8%	20%	28.4%

Total						100%	99.1%

* A reconciliation from GAAP to non-GAAP financial measures and other related information is included in Item 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. In addition to the adjustments noted in the Form 10-K, additional adjustments are used to determine the short-term incentive payouts, including adjustments related to acquisitions and divestitures, restructuring charges, capital expenditure investments versus plan, and the impact of foreign currency translation.

The short-term incentive payments are included in the 2025 Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column and summarized in the table below.

NEO	Base Salary Rate	Individual Target Bonus Percentage	Business Performance Factor	Actual 2025 Short- Term Incentive Award
Eric D. Ashleman	1,087,000	125%	99%	1,345,163
Lisa M. Anderson	515,000	70%	99%	356,895
Roopa Unnikrishnan (1)	455,500	60%	99%	270,567
Abhishek Khandelwal (1)	613,200	75%	99%	N/A
Melissa Flores (1)	457,600	65%	99%	N/A

(1)
Mr. Khandelwal and Ms. Flores left the Company effective May 30, 2025, and December 19, 2025, respectively, and did not receive short-term incentive payments under the MICP for 2025. For Ms. Unnikrishnan, in light of her service through February 28, 2026, the Company paid Ms. Unnikrishnan an amount equivalent to her MICP award for the year, determined based on actual performance and applying the Business Performance Factor.

2025 Long-Term Incentive Awards

Working with its independent compensation consultant, the Compensation Committee granted long-term incentive awards to the NEOs in early 2025. Each NEO has a long-term incentive target established on an individual basis taking into consideration market practice for each role, and individual impact and performance. The Compensation Committee may grant awards above or below target based on individual and Company performance.

In 2025, the NEOs received annual long-term incentive awards consisting of PSUs and stock options, which are intended to emphasize the link between pay and performance, as well as restricted stock/units. The target number of PSUs and restricted stock/units granted were determined by dividing the target award values (PSUs being 50% of the total LTI target and restricted stock/units being 25% of the total LTI target) by the closing price of Common Stock on the date of grant. The number of stock options granted was determined by dividing the stock option award value (25% of the total LTI target) by the grant date fair value, utilizing the Black Scholes option-pricing model. For additional details of the assumptions made in the valuation of such awards, see Note 15 “Share-Based Compensation” of the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. Restricted stock/units and PSUs receive dividend payments upon vesting. The addition of restricted stock/units and the new net income growth metric within the 2025 PSU grant (as described below), collectively are designed to put greater emphasis on profitably growing our business and creating shareholder value by reinforcing the leadership behaviors associated with the Company’s growth strategy.

2025 CEO Awards. For 2025, the Board granted Mr. Ashleman an award based on the Compensation Committee’s strategy and recommendation, which reflect Mr. Ashleman’s four years of tenure in the CEO role and strong performance, and which resulted in a target LTI award positioned near the CEO market median (+3.5% increase in target LTI value versus 2024). The following chart shows the grant value recommended by the Compensation Committee and approved by the Board, and the Summary Compensation Table reported value of Mr. Ashleman’s LTI awards for 2024 and 2025. The Summary Compensation Table reported value reflects the grant date fair value determined in accordance with FASB ASC Topic 718, which differs from the target value.

	2024	2025
Target Value	$5,880,000	$6,086,000
Reported Grant Value	$7,311,810	$6,455,118

Objectives of Long-Term Incentive Vehicles

The Compensation Committee believes that PSUs, stock options, and restricted stock/units all motivate management actions that support the creation of stockholder value and promote executive stock ownership. However, each long-term incentive component has different characteristics. The value of the PSUs after the approximate three-year performance period is directly linked to relative TSR and the Company's net income growth, as described below, as well as the stock price movement during the performance period. Stock options provide value only to the extent that the Company’s stock price appreciates above the stock price on the date of grant. Restricted stock/units provide an additional retention element and are aligned with prevalent market practice.

2025 PSU Design Features

75% of each 2025 PSU award will vest based on the Company’s relative TSR measured against the TSR of companies in the S&P 500 Index over an approximate three-year performance period. If the Company achieves 50th percentile TSR performance as compared to the peer group of companies, each NEO will receive the target number of PSUs with respect to this portion of the award, paid out in shares of Common Stock. Threshold performance is at the 33rd percentile, which will result in a payout equal to 33% of target; performance below this level will result in zero payout. Maximum payout is 250% of the target number of shares with respect to this portion of the award for 80th percentile performance or higher. Payouts are interpolated for performance between the 33rd percentile and 50th percentile and between the 50th percentile and 80th percentile performance.

Notwithstanding the payout percentages indicated above, if the Company’s TSR for the performance period is negative, the payout percentage will not be greater than 100% for this portion of the PSU award.

In selecting relative TSR as the measure, the Compensation Committee noted that TSR is highly correlated with a combination of other metrics that are important to the Company and investors, notably: return on invested capital, EBITDA, net income growth, operating profit margin and compound annual sales growth rate (CAGR).

For the 2025 PSU grant, the Compensation Committee selected the S&P 500 Index companies as the comparator group for relative TSR as the Company is also included in this index.

In addition, 25% of each 2025 PSU award will vest based on adjusted organic net income annual growth goals measured over the three-year performance period, with the vesting level ranging from 33% to 250% based on performance against the pre-established performance goals. The adjusted organic net income annual growth goals were established based on our strategic operating plan, considering prior year performance, expected growth rates and macroeconomic factors and were designed to be challenging but achievable with strong execution against our operating plan. In electing to include adjusted organic net income as a new measure in the 2025 PSUs, the Compensation Committee noted that the design will put greater emphasis on profitably growing our business and creating shareholder value by reinforcing the leadership behaviors associated with the Company’s growth strategy

Cumulative dividend equivalent payments will be made at the end of the performance period based on the number of shares of Common Stock received by each executive in respect of the PSU awards. In addition, a one-year post-vest holding requirement was first instituted with the 2020 PSU grant, which we believe further aligns our executives’ interests with those of our stockholders.

Payout of 2022 PSU Award

The 2022 PSU award was granted on February 24, 2022, with a performance period ending on January 31, 2025, and resulted in a 65% payout based on 12% TSR, which placed the Company in the 41st percentile of companies in the S&P 500 Index. These shares settled in February 2025.

Setting Executive Compensation

Role of Compensation Committee

The Compensation Committee establishes the Company’s compensation philosophy, structures the Company’s compensation programs to be consistent with that philosophy, and approves each element of NEO compensation. In the case of the CEO, the Board reviews, ratifies and approves compensation recommendations made by the Compensation Committee.

The Compensation Committee performs periodic reviews of executive pay tally sheets. The tally sheets outline each executive’s recent annual target and actual pay history, unvested equity holdings and termination payments under various scenarios. Data from the tally sheets is considered by the Compensation Committee when setting target total compensation. Generally, the Compensation Committee reviews and adjusts target total compensation levels annually. Actual total compensation may vary from target based on performance and changes in stock price over time.

Generally, the amount of compensation realized historically, or potentially realizable in the future, from past equity awards does not directly impact the level at which future pay opportunities are set. When granting equity awards, the Compensation Committee considers market data and Company and individual performance.

Role of Compensation Consultant

The Compensation Committee has the sole authority to retain and replace, as necessary, compensation consultants to provide it with independent advice. The Compensation Committee has engaged F.W. Cook as its independent consultant to advise it on executive and non-employee director compensation matters. This selection was made without the input or influence of management.

Under the terms of its agreement with the Compensation Committee, F.W. Cook will not provide any other services to the Company, unless directed to do so by the Compensation Committee. During fiscal year 2025, F.W. Cook provided no services to the Company other than to advise the Compensation Committee on executive and non-employee director compensation issues. In its review, the Compensation Committee did not identify any conflicts of interest raised by the work F.W. Cook performed in fiscal year 2025, nor any business or personal relationships that would impair F.W. Cook’s independence.

Setting Individual Executive Pay

The Compensation Committee formulates a recommendation of CEO pay based on the financial and operating performance of the Company, the Compensation Committee’s assessment of the CEO’s performance and a review of the market benchmarking data discussed below. The CEO pay recommendations put forth by the Compensation Committee are then reviewed and subject to approval by the Board.

The pay packages for the other NEOs are set by the Compensation Committee after taking into consideration the recommendations of the CEO. Individual pay decisions are based on an assessment of the individual executive, utilizing the following criteria:

1.
Contribution
•
Value to IDEX; short-and long-term
•
Individual contribution and impact to team performance
2.
Market attractiveness
•
Supply-demand of role
•
Experience, background, track record
3.
Replacement difficulty
•
Challenge of replacing the role with equivalent capability
4.
Experience in role
•
Overall experience in current or similar role
5.
Company Performance
•
In determining the long-term incentive award value, the Compensation Committee reviews the Company’s performance relative to our peers against key performance indicators, including growth and returns and stock price performance

•
The Compensation Committee has the latitude to adjust awards up and down relative to the executives’ target

The Compensation Committee reviews pay data from two primary sources (third party surveys and peer company data) as one input in determining appropriate target compensation levels. The Compensation Committee utilizes the expertise of its independent compensation consultant, F.W. Cook, in developing compensation recommendations for the NEOs, including the CEO. The Compensation Committee believes that to attract and retain qualified management, total direct compensation should be competitively targeted within a range that includes the market median for comparable positions at comparable companies, with market compensation data being only one of many factors considered by the Compensation Committee when setting the compensation levels for any particular executive. While an individual executive’s target compensation is positioned within the competitive range based on the individual factors listed above, actual compensation in any given year should and does vary from target based on Company and individual performance as well as other considerations, such as tenure within role.

The Compensation Committee undertook a review and analysis to evaluate whether the 2025 executive compensation programs appropriately reflected the market for talent. The Compensation Committee considered relevant market pay practices to strengthen the Company’s ability to recruit and retain high performing talent across its diversified markets and global footprint. The Compensation Committee believes that multiple data sources provide for a clearer perspective of the market. Three surveys and a peer group analysis were utilized for the 2025 executive compensation market analysis for the NEOs.

Survey Data

The Aon Radford Global Compensation Database, Willis Towers Watson Executive Compensation Database Survey and the F.W. Cook Executive Compensation Survey were used because they include a broad range of manufacturing companies that are considered comparable to the Company in size, geography and industry.

Peer Companies

The peer group of companies identified below consists of companies that are similar to the Company in terms of their size (i.e., revenue, and market capitalization), diversified industry profile (ranging from customized manufacturing solutions to emerging markets in highly specialized health science technology), investment in research and development and global presence. In addition, the peer companies have executive officer positions that are comparable to the Company’s in terms of breadth, complexity and scope of responsibilities. F.W. Cook reviewed the composition of the peer group used to benchmark pay in 2024 with the Compensation Committee. Based on that review, for 2025 the Compensation Committee removed Roper Technologies, Inc. and added Fortive Corporation. The following peer group was used to evaluate 2025 executive compensation decisions:

Agilent Technologies, Inc.	ITT Corporation
AMETEK, Inc.	Lincoln Electric Holdings, Inc.
Bruker Corporation	Mettler-Toledo International Inc.
Crane Co.	Nordson Corporation
Donaldson Company, Inc.	Pentair Ltd.
Dover Corporation	Revvity, Inc.
Flowserve Corporation	Waters Corporation
Fortive Corporation	Watts Water Technologies, Inc.
Graco Inc.	Woodward, Inc.
Ingersoll Rand Inc.	Xylem Inc.

Other Compensation Components

Employee Benefits

The NEOs participate in nonqualified supplemental retirement plans, deferred compensation arrangements and supplemental disability benefits. Participation in these nonqualified plans is intended to provide the NEOs with the opportunity to accumulate retirement benefits at levels above the limitations imposed by tax qualified plans.

For a more complete explanation of these plans, see the “Narrative to 2025 Summary Compensation Table,” the “Narrative to Nonqualified Deferred Compensation at 2025 Fiscal Year End Table,” and the discussion under “Potential Payments upon Termination or Change in Control.”

Severance and Change in Control Benefits

Each of the continuing NEOs is entitled to severance benefits under the terms of written agreements in the event that their employment is actually or constructively terminated without cause. The amount of the benefit, which varies with the individual, depends on whether or not the termination is in connection with a change in control. The level of each NEO’s severance benefits reflects the Company’s perception of the market for their positions at the time the agreements were put in place. In connection with their departures, neither Mr. Khandelwal nor Ms. Flores received severance benefits. In connection with her position elimination, Ms. Unnikrishnan received severance benefits consistent with her offer letter as well as an amount equivalent to her 2025 MICP payout, twelve months of continued health benefits and six months of outplacement support.

For additional information regarding the Company’s severance and change in control arrangements, see the section below entitled “Potential Payments upon Termination or Change in Control.”

Perquisites

The Compensation Committee believes in providing limited perquisites in line with market practice. The principal perquisite provided to our NEOs is a car allowance. For further details on these perquisites, see the “Narrative to 2025 Summary Compensation Table” below.

Other Executive Compensation Matters

Mr. Mahendra's Compensation

Mr. Mahendra received a compensation adjustment when he was promoted to the Company's executive leadership team as Vice President, Corporate Development and at the same time that he assumed the interim Chief Financial Officer role. Following such adjustment, Mr. Mahendra's 2025 total direct compensation consisted of an annual base salary of $425,000, an annual cash incentive target of 55% of annual base salary, and a long-term incentive target of $400,000. In recognition of his dual role and service as interim Chief Financial Officer, Mr. Mahendra received a one-time equity award of restricted stock, which is scheduled to cliff vest three years after the grant date subject to Mr. Mahendra's continued service with the Company, with a grant-date value of $500,000.

Stock Grant Practices

For our stock option awards, the exercise price of the stock option award will be the closing price of Common Stock on the NYSE on the date of the grant. If the grant date for the annual awards falls on a weekend, the exercise price of stock option awards will be the closing price of Common Stock on the NYSE on the last trading day preceding the date of grant.

Stock Ownership

Consistent with its executive pay philosophy, the Company requires that executive officers maintain minimum ownership levels of Common Stock as follows:

Executive	Ownership as a Multiple of Base Salary
CEO	5x
CFO	3x
Other NEOs	2x

NEOs must comply with these ownership requirements within five years of their date of hire or promotion. Counted for purposes of satisfying ownership requirements are shares directly owned, unvested restricted stock/units and PSUs at target. Due to the NEOs’ annual equity awards historically consisting of PSUs and stock options, PSUs at target have been included for purposes of satisfying ownership requirements while stock options have been excluded in determining compliance. The Committee is monitoring the practice of including unvested PSU grants at target for purposes of satisfying ownership requirements given the introduction of restricted stock/units as part of the annual equity grant beginning in 2025. As of the record date, all continuing NEOs either met or exceeded the ownership guidelines, or were on track to meet within the required timeline.

Insider Trading and Hedging and Pledging

We have adopted insider trading policies and procedures that govern the purchase, sale and other dispositions of Company securities by directors, officers, employees and contractors, as well as by the Company itself. We believe these policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable listing standards.

All directors and employees (including officers) of the Company are prohibited from (i) pledging Company securities (including through holding Company securities in margin accounts), and (ii) engaging in any transaction in which they may profit from short-term speculative swings in the value of the Company’s securities (hedging). For this purpose, “hedging” includes “short-sales” (selling borrowed securities that the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), “put” and “call” options and other derivative instruments (publicly available rights to sell or buy securities within a certain period of time at a specified price or the like, including prepaid variable forward contracts, equity swaps, collars, and exchange funds), and other transactions designed to minimize the risk inherent in owning Common Stock, such as zero-cost collars and forward sales contracts.

Clawbacks

Under the Company’s Dodd-Frank Act clawback policy, the Company shall recover, or clawback, from current or former officers any wrongfully earned incentive compensation (as determined under the clawback policy), upon the determination by the Compensation Committee that:

•
the Company’s financial statements have been restated due to material noncompliance with any financial reporting requirement;
•
the cash incentive or equity compensation to be recouped was calculated on, or its realized value was affected by, the financial results that were subsequently restated;
•
the cash incentive or equity compensation would have been less than that actually awarded or paid based upon the application of the correct financial results; and
•
the pay affected by the calculation was earned or awarded within three years of the restatement.

In addition, the Company also implemented an additional broad policy that provides the Company the means to recoup awards, including time-based awards, due to financial restatement or certain improper conduct and applies to the NEOs as well as the broader population of award recipients.

Tax Gross-Up Provisions

The Company has not entered into any agreements that include excise tax gross-up provisions with respect to payments contingent upon a change in control since the adoption of a no gross-up policy by the Compensation Committee in February 2011. No executives are eligible for an excise tax gross-up.

Risk Assessment

The Compensation Committee periodically reviews the potential risks arising from our compensation policies, practices and programs to determine whether any potential risks are material to the Company. In approving the 2025 compensation program design, the Compensation Committee engaged in discussions with F.W. Cook and management regarding any potential risks and concluded that the Company’s compensation policies and practices are designed with the appropriate balance of risk and reward in relation to the Company’s overall business strategy, do not incentivize employees, including executive officers, to take unnecessary or excessive risks, and that any risks arising from the Company’s policies and practices are not reasonably likely to have a material adverse effect on the Company.

In this review, the Compensation Committee considered the attributes of the Company’s policies and practices, including:

•
the mix of fixed and variable compensation opportunities;
•
the balance between short-term and long-term, stock-based performance opportunities;
•
multiple performance factors tied to key measures of short-term and long-term performance that motivate sustained performance and are based on quantitative measures;
•
caps on the maximum payout for cash incentives;
•
stock ownership requirements for executives that encourage a long-term focus on performance;
•
an insider trading policy that prohibits hedging and pledging;
•
a clawback policy that applies to performance-based compensation, including time-based stock-based awards; and
•
oversight by an independent compensation committee.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed its contents with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement, which will be incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Carl R. Christenson, Chair

Mark A. Beck

Lakecia N. Gunter

Alejandro Quiroz Centeno

2025 Summary Compensation Table

The table below and related footnotes summarize the total compensation earned or paid to our NEOs in 2025, and, to the extent required by SEC disclosure rules, 2024 and 2023. All amounts are paid in U.S. Dollars.

Name and Principal Position (1)	Year	Salary ($)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)

Eric D. Ashleman,	2025	1,079,885	—	4,933,497	1,521,621	1,345,163	232,727	9,112,893
Chief Executive Officer and	2024	1,040,385	—	4,371,623	2,940,187	787,500	231,773	9,371,468
President	2023	992,308	—	3,243,595	2,374,761	828,000	320,212	7,758,876

Akhil Mahendra,	2025	403,458	—	744,984	75,018	199,467	55,572	1,478,499
Interim Chief Financial Officer and Vice President, Corporate Development

Lisa M. Anderson,	2025	508,269	—	650,555	200,047	356,895	94,848	1,810,614
Senior Vice President, General Counsel, Chief	2024	472,308	—	484,182	325,163	187,200	91,130	1,559,983
Administrative Officer, and Corporate Secretary	2023	433,269	—	375,980	275,075	190,080	101,570	1,375,974

Roopa Unnikrishnan,	2025	452,519	—	527,681	162,655	270,567	82,904	1,496,326
Former Senior Vice President, Chief Strategy	2024	437,115	—	447,475	300,273	158,400	84,033	1,427,296
and Innovation Officer (6)	2023	420,192	—	392,930	287,537	183,600	88,739	1,372,998

Abhishek Khandelwal,	2025	267,242	—	1,095,587	337,697	—	64,012	1,764,538
Former Senior Vice President and	2024	589,135	—	966,616	650,007	266,625	82,054	2,554,437
Chief Financial Officer (7)	2023	55,288	300,000	1,000,129	1,000,253	—	5,671	2,361,341

Melissa S. Flores,	2025	454,215	—	548,834	168,965	—	84,698	1,256,712
Former Senior Vice President and Chief	2024	437,115	—	428,248	287,509	171,600	84,412	1,408,884
Human Resources Officer (7)	2023	420,192	—	342,080	250,151	183,600	99,427	1,295,450

(1)
Mr. Mahendra was appointed Interim Chief Financial Officer and Vice President, Corporate Development effective May 30, 2025. Mr. Khandelwal resigned as Senior Vice President and Chief Financial Officer effective May 30, 2025. Ms. Flores resigned as Senior Vice President and Chief Human Resources Officer effective December 19, 2025.
(2)
Reflects the aggregate grant date fair value of restricted stock/units and PSUs for the year indicated in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation of those awards granted in 2025, see Note 15 “Share-Based Compensation” of the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. The grant date fair value of the restricted stock/units is determined based on the closing stock price on the date of grant. For PSUs granted in 2025, the grant date fair value is based on the probable outcome of the related performance conditions which reflects the target level of performance. The grant date fair value of the PSUs granted in 2025 based on the maximum level of performance is as follows: Mr. Ashleman, $8,529,986; Mr. Mahendra, $423,202; Ms. Anderson, $1,123,958; Ms. Unnikrishnan, $912,357; Mr. Khandelwal, $1,893,415; and Ms. Flores, $948,082. All shares of restricted stock are eligible for dividend payments when paid on Common Stock and, with respect to PSUs, cumulative dividend equivalents are paid based on actual number of shares delivered at the end of the performance period.
(3)
Reflects the aggregate grant date fair value of stock options for the year indicated in accordance with FASB ASC Topic 718. For a discussion of assumptions made in the valuation of stock options granted in 2025, see Note 15 “Share-Based Compensation” of the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

(4)
Reflects the short-term bonus under the MICP. For Ms. Unnikrishnan, in light of her service through February 28, 2026, the Company paid Ms. Unnikrishnan an amount equivalent to her MICP award for the year.
(5)
Consists of the following for 2025:

Name	Company Contributions to the IDEX Corporation Savings Plan, and Accrued SERP Benefits ($)	Automotive, Supplemental Disability ($) (a)	Total ($)
Eric D. Ashleman	202,990	29,737	232,727
Akhil Mahendra	44,035	11,537	55,572
Lisa M. Anderson	72,525	22,323	94,848
Roopa Unnikrishnan	62,897	20,007	82,904
Abhishek Khandelwal	55,556	8,456	64,012
Melissa Flores	65,211	19,487	84,698

(a)
Consists of automotive and fuel allowance and supplemental disability premiums.

(6)
For Ms. Unnikrishnan, in light of her service through February 28, 2026, the Company paid Ms. Unnikrishnan an amount equivalent to her MICP award for the year, determined based on actual performance and applying the Business Performance Factor.
(7)
Mr. Khandelwal and Ms. Flores left the Company during the year and forfeited their incentive compensation plan payments under the MICP and equity awards.

Narrative to 2025 Summary Compensation

Table

Perquisites and Supplemental Disability

In addition to benefits generally available to all other U.S.-based non-union employees, the NEOs receive an automotive and fuel allowance and participate in a supplemental long-term disability program. The supplemental disability benefit is in addition to the group long-term disability benefit generally available to all U.S.-based non-union employees. The group long-term disability plan provides an annual benefit of 60% of the first $300,000 of base salary, or an annual maximum benefit of $180,000 per year. The supplemental program provides an annual benefit of 60% of their base salary above $300,000, with a maximum supplemental benefit of $60,000 per year.

Retirement Benefits

The Company maintains a tax-qualified retirement plan for U.S. employees, the IDEX Corporation Savings Plan, in which the NEOs participate, which consists of a 401(k) with a prescribed matching contribution (401(k)) and a defined contribution portion (Defined Contribution).

Defined Contribution

The Defined Contribution portion of the IDEX Corporation Savings Plan is an ongoing tax-qualified “defined contribution” plan that provides contributions based on a participant’s compensation and a combination of the participant’s age and years of service as shown below:

Age + Years of Service	Company Contribution
Less than 40	3.5% of Eligible Compensation
40 but less than 55	4.0% of Eligible Compensation
55 but less than 70	4.5% of Eligible Compensation
70 or more	5.0% of Eligible Compensation

Under the plan, participants are entitled to receive the lump-sum value of their vested account at termination of employment subject to distribution rules under the law. Account balances are 100% vested after three years of service.

401(k)

The 401(k) is an ongoing tax-qualified “401(k)” plan that provides a matching contribution based on the employee’s contribution up to 8% of eligible compensation. The maximum matching contribution by the Company is 4% of eligible compensation. The matching contribution vests 20% for each year of service and is 100% vested after five years of service.

2025 Grants of Plan-Based Awards

The following table provides information on plan-based awards for all NEOs for 2025.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards ($/Sh) (3)	Awards ($) (4)

Eric D. Ashleman	01/01/2025	135,875	1,358,750	2,717,500
	02/20/2025				5,173	15,520	38,800				3,411,994
	02/20/2025							7,760			1,521,503
	02/20/2025								32,555	196.07	1,521,621
Akhil Mahendra	01/01/2025	23,375	233,750	467,500
	02/20/2025				257	770	1,925				169,281
	02/20/2025							385			75,487
	02/20/2025								1,605	196.07	75,018
	05/30/2025							2,765			500,216
Lisa M. Anderson	01/01/2025	36,050	360,500	721,000
	02/20/2025				682	2,045	5,113				449,583
	02/20/2025							1,025			200,972
	02/20/2025								4,280	196.07	200,047
Roopa Unnikrishnan (5)	01/01/2025	27,330	273,300	546,600
	02/20/2025				553	1,660	4,150				364,943
	02/20/2025							830			162,738
	02/20/2025								3,480	196.07	162,655
Abhishek Khandelwal (6)	01/01/2025	45,990	459,900	919,800
	02/20/2025				1,148	3,445	8,613				757,366
	02/20/2025							1,725			338,221
	02/20/2025								7,225	196.07	337,697
Melissa S. Flores (6)	01/01/2025	29,744	297,440	594,880
	02/20/2025				575	1,725	4,313				379,233
	02/20/2025							865			169,601
	02/20/2025								3,615	196.07	168,965

(1)
Amounts reflect payment levels under the MICP at a percentage of base salary for each executive and a Business Performance Factor of 10% for threshold performance with respect to only one of the performance goals, 100% for target and 200% for maximum. See “Short-Term Incentives” under “Compensation Discussion and Analysis — 2025 Executive Compensation Program.” The amounts actually earned by the NEOs are reflected in the Non-Equity Incentive Plan Compensation column in the 2025 Summary Compensation Table.
(2)
Reflects the range of the number of shares of Common Stock that could be issued pertaining to the PSUs awarded in 2025 under the Incentive Award Plan (IAP). The target number of PSUs is used to determine the grant date fair value for this award.
(3)
Reflects closing price of Common Stock on the grant date, which is the fair market value of the stock under the terms of the IAP.
(4)
Represents the grant date fair value of restricted stock/units, PSUs and stock options granted under the IAP to each NEO in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation of those awards, see Note 15 “Share-Based Compensation” of the financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. For PSUs, the grant date fair value is based on the probable outcome of the related performance conditions which reflects the target level of performance. The grant date fair value of the PSUs granted in 2025 based on the maximum level of performance is as follows: Mr. Ashleman, $8,529,986; Mr. Mahendra, $423,202; Ms. Anderson, $1,123,958; Ms. Unnikrishnan, $912,357; Mr. Khandelwal, $1,893,415; and Ms. Flores, $948,082. All restricted stock/units are eligible for dividend payments when paid on Common Stock, subject to vesting of the underlying share, and, with respect to PSUs, cumulative dividend equivalents are paid based on actual number of shares delivered at the end of the performance period. For stock options, the actual value a NEO realizes from the stock option will depend on the difference between the market price of the underlying share at exercise and the exercise price of the stock option established at the time of the grant.
(5)
For Ms. Unnikrishnan, in light of her service through February 28, 2026, the Company paid Ms. Unnikrishnan an amount equivalent to her MICP award for the year, determined based on actual performance and applying the Business Performance Factor.
(6)
Mr. Khandelwal and Ms. Flores forfeited their 2025 MICP payments and 2025 LTI awards in connection with their resignations.

Narrative to 2025 Grants of Plan-Based Awards Table

Stock options awarded to the NEOs in 2025 had the following characteristics:

•
all are nonqualified stock options;
•
all have an exercise price equal to the closing price of Common Stock on the grant date;
•
all vest annually in equal amounts over a four-year period based on the NEO’s continued service;
•
all vest upon retirement if retirement eligible (defined as at least age 50, with a minimum of five years of service, and the NEO’s age plus years of service equals 70); and
•
all expire 10 years after the date of grant.

PSUs awarded to the NEOs in 2025 had the following characteristics:

•
all have an approximate three-year performance period with vesting based on relative TSR, net income growth, and the NEO’s continued service;
•
all shares vest upon retirement if the NEO is retirement eligible (defined as at least age 50, with a minimum of five years of service, and the NEO’s age plus years of service equals 70); but are paid out only based on: the Company’s actual TSR as compared to the companies in the S&P 500 Index determined as of the last day of the performance period, and the Company's performance against the net income growth metric;
•
cumulative dividend equivalents are paid based on actual number of shares delivered at the end of the performance period; and
•
shares delivered upon vesting are subject to a one-year holding requirement.

Restricted stock / restricted stock units awarded to the NEOs in 2025 had the following characteristics:

•
all awards cliff-vest three years after the grant date based on continued service;
•
all awards vest upon retirement if the NEO is retirement eligible (defined as at least age 50, minimum of five years of service, and the NEO's age plus years of service equals 70); and
•
all awards receive dividend payments upon vesting.

Outstanding Equity Awards at 2025 Fiscal Year End

The following table provides information on all PSU, restricted stock/units and stock option awards held by the NEOs as of December 31, 2025.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Option Exercise	Option Expiration	Number of Shares of Stock	Market Value of Shares of Stock	Equity Incentive Plan Awards: Number of Unearned Shares, Units or	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or
Name	Exercisable (#) (1)	Unexercisable (#) (1)	Price ($)	Date	that Have Not Vested (#) (2)	that Have Not Vested ($) (3)	Other Rights That Have Not Vested (#) (4)	Other Rights That Have Not Vested ($) (4)

Eric D. Ashleman	15,385	-	93.27	02/22/2027	7,760	1,380,814	3,097	551,080
	18,710	-	138.12	02/22/2028
	20,615	-	144.85	03/01/2029
	25,490	-	173.35	02/21/2030
	47,955	-	197.11	02/25/2031
	37,016	12,339	188.99	02/24/2032
	19,533	19,532	225.69	02/23/2033
	11,518	34,552	235.13	02/22/2034
	-	32,555	196.07	02/20/2035
Akhil Mahendra	396	1,189	235.13	02/22/2034	4,432	788,630	154	27,403
	-	1,605	196.07	02/20/2035
Lisa M. Anderson	385	-	93.27	02/22/2027	1,025	182,389	408	72,600
	825	-	138.12	02/22/2028
	935	-	144.85	03/01/2029
	1,540	-	173.35	02/21/2030
	2,075	-	197.11	02/25/2031
	4,515	1,505	188.99	02/24/2032
	2,263	2,262	225.69	02/23/2033
	1,274	3,821	235.13	02/22/2034
	-	4,280	196.07	02/20/2035
Roopa Unnikrishnan	3,439	1,146	198.47	03/21/2032	830	147,690	332	59,076
	2,365	2,365	225.69	02/23/2033
	1,176	3,529	235.13	02/22/2034
	-	3,480	196.07	02/20/2035
Melissa S. Flores	820	-	74.74	02/19/2026	-	-	-	-
	1,565	-	93.27	03/19/2026
	1,065	-	138.12	03/19/2026
	865	-	144.85	03/19/2026
	1,555	-	173.35	03/19/2026
	4,215	-	197.11	03/19/2026
	4,065	-	188.99	03/19/2026
	2,058	-	225.69	03/19/2026
	1,126	-	235.13	03/19/2026

(1)
All options expire on the 10th anniversary of the grant date, subject to earlier expiration upon a termination, and vest 25% per year on the anniversary of the grant date. As discussed in “Potential Payments upon Termination or Change in Control”, all stock options vest 100% upon a qualifying termination of employment following a change in control. All outstanding restricted stock/units vest on the 3rd anniversary of the grant date.
(2)
All outstanding restricted stock/units vest on February 20, 2028, other than 852 restricted shares granted to Mr. Mahendra on June 5, 2023, which vest on June 5, 2026; 430 restricted shares granted to Mr. Mahendra on February 22, 2024, which vest on February 22, 2027; and 2,765 restricted shares granted to Mr. Mahendra on May 30, 2025, which vest on May 30, 2028.
(3)
Determined based on the closing price of the Company’s Common Stock on December 31, 2025 of $177.94.
(4)
Represents the number and value of outstanding PSU awards based on performance as of December 31, 2025, as set forth in the following table. Actual number of shares delivered upon vesting will be based on performance through January 31, 2026, for the PSU award granted in 2023; performance through January 31, 2027, for the PSU award granted in 2024; and performance through January 31, 2028, for the PSU award granted in 2025. The 2023 PSU awards are disclosed at 0% of the target; the 2024 PSU awards are disclosed at 0% of the target; and the 2025 PSU awards are disclosed at 20% of the target, all based on performance through December 31, 2025, and at a closing price of $177.94 on December 31, 2025.

	Grant Date	Number of PSUs at Target (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Vesting
Eric D. Ashleman	02/23/2023	10,525	—	Award vests on 01/31/2026
	02/22/2024	12,505	—	Award vests on 01/31/2027
	02/20/2025	15,520	551,080	Award vests on 01/31/2028
Akhil Mahendra	02/20/2025	770	27,403	Award vests on 01/31/2028
Lisa M. Anderson	02/23/2023	1,220	—	Award vests on 01/31/2026
	02/22/2024	1,385	—	Award vests on 01/31/2027
	02/20/2025	2,045	72,600	Award vests on 01/31/2028
Roopa Unnikrishnan	02/23/2023	1,275	—	Award vests on 01/31/2026
	02/22/2024	1,280	—	Award vests on 01/31/2027
	02/20/2025	1,660	59,076	Award vests on 01/31/2028

2025 Option Exercises and Stock Vested

The following table provides information on stock option exercises and stock vesting for all NEOs in 2025.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)

Eric D. Ashleman	7,053	1,385,562
Akhil Mahendra	853	154,299
Lisa M. Anderson	862	169,340
Roopa Unnikrishnan	657	129,068
Abhishek Khandelwal	-	-
Melissa S. Flores	777	152,642

(1)
Calculated based on the closing price of Common Stock on the release date. For 2022 PSUs vesting on January 31, 2025, after the end of the performance period with a release price of $196.45 and a multiplier of 65% due to IDEX’s TSR performance at the 41st percentile as compared to companies in the S&P 500 Index, Mr. Ashleman had 7,053 shares vest, Ms. Anderson had 862 shares vest, Ms. Unnikrishnan had 657 shares vest, and Ms. Flores had 777 shares vest. Mr. Mahendra had 853 restricted shares vest on June 5, 2025, with a release price of $180.89.

Nonqualified Deferred Compensation at 2025 Fiscal Year End

The Supplemental Executive Retirement and Deferred Compensation Plan (SERP) is an unfunded, nonqualified plan designed to provide supplemental executive retirement benefits. The following table provides information related to the benefits payable to each NEO under the SERP, which is the Company’s only defined contribution nonqualified deferred compensation plan:

Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($) (3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year End ($) (4)

Eric D. Ashleman	-	176,163	392,801	7,367	3,010,349
Akhil Mahendra	-	19,431	596	-	25,386
Lisa M. Anderson	-	45,525	10,008	1,334	236,102
Roopa Unnikrishnan	-	36,647	5,492	4,649	132,006
Abhishek Khandelwal	-	28,556	11,799	76,053	-
Melissa Flores	-	38,211	10,933	1,104	252,303

(1)
None of the NEOs contributed to the SERP in 2025.
(2)
Amounts are reflected in All Other Compensation column of the “2025 Summary Compensation Table.”
(3)
None of the amounts reported in this column are reported in the “2025 Summary Compensation Table” because the Company does not pay guaranteed, above-market or preferential earnings on deferred compensation under the SERP.
(4)
The following amounts have been previously reported as “All Other Compensation” in the Summary Compensation Table for prior years: Mr. Ashleman, $1,396,685; Ms. Anderson, $132,594; Ms. Unnikrishnan, $85,433; Mr. Khandelwal, $35,719; and Ms. Flores, $117,249.

Narrative to Nonqualified Deferred

Compensation at 2025 Fiscal Year End Table

Supplemental Executive Retirement and Deferred Compensation Plan

Eligible employees may defer until a future date payment of all or any portion of their annual salary or bonus under the SERP. Deferral elections may be made annually. These amounts are fully vested. The Company also contributes to an eligible employee’s account additional amounts, as described below, that are fully vested after the employee has completed three years of service.

The Company contributes an amount equal to 4% of the eligible employee’s compensation up to the IRS limit on compensation reduced by the amount of any Company matching contribution that is made to the 401(k) Plan. Additionally, the Company makes annual contributions to the accounts of eligible employees based on the employee’s compensation above the IRS limit on compensation in the Defined Contribution Plan, determined based on the following table:

Sum of Participant's Age Plus Years of Service	Contribution Percentage
Less than 40	7.5
40 but less than 55	8.0
55 but less than 70	8.5
70 or more	9.0

Certain eligible employees designated by the Compensation Committee, including the NEOs, also receive an additional contribution equal to 2% of the employee’s compensation.

Deferred Compensation Account

All amounts deferred are recorded in a memorandum account for each employee and are credited or debited with earnings or losses as if such amounts had been invested in either an interest-bearing account or receive an investment return as if the funds were invested in certain mutual funds, as selected by the employee. The deferred compensation credited to the interest-bearing account is adjusted on at least a quarterly basis with hypothetical earnings equal to the lesser of the Barclays Capital Long Term Bond AAA — Corporate Bond Index as of the first business day in November of the calendar year preceding the year for which the earnings are to be credited or 120% of the long-term applicable Federal rate as of the first business day in November. The memorandum accounts are not funded, and the right to receive future payments of amounts recorded in these accounts is an unsecured claim against the Company’s general assets.

The deferred compensation account amounts are payable upon separation of service within the meaning of IRC Section 409A; however, no benefits are payable prior to the date that is six months after the date of separation of service, or the date of death of the employee, if earlier. Account balances will be paid either in a single lump sum or in up to ten substantially equal annual installments, as elected by the employee at the time he or she first becomes eligible for the SERP.

Prior to separation from service, amounts may be paid only upon the occurrence of an unforeseeable emergency, within the meaning of IRC Section 409A. On the occurrence of a change in control event within the meaning of IRC Section 409A, all amounts become vested and are distributed at that time in a single lump-sum payment.

Potential Payments upon Termination or

Change in Control

Mr. Ashleman and Mss. Anderson and Unnikrishnan

The Company has entered into letter agreements with Mr. Ashleman, and Mss. Anderson and Unnikrishnan, providing for (a) severance pay in an amount equal to two times the sum of the executive’s annual base salary and target MICP bonus in the event of an involuntary termination within two years following a change in control, payable over the 24-month period following termination and (b) severance pay in an amount equal to the sum of one year of base salary and target MICP bonus in the event of an involuntary termination without cause other than in connection with a change in control, in exchange for a signed release.

Equity Awards

The IAP provides that if a change in control occurs, then each outstanding award will continue in effect, or be assumed or an equivalent award substituted by the Company’s successor; provided, that if the grantee incurs a termination of service without cause or for good reason (each as defined in the IAP) within 24 months following such change in control, the awards will become fully exercisable and all forfeiture restrictions will lapse. If an outstanding award is not assumed or substituted upon a change in control or if, following a change in control, neither the Company nor its successor has equity securities that are readily tradable on a regulated securities exchange, then the awards will vest in full. As of December 31, 2025, Mr. Ashleman satisfied the requirements for retirement status and his awards will vest upon his retirement from the Company. No other NEOs have satisfied the requirements for retirement status.

2023, 2024 and 2025 PSU Grants

Notwithstanding the foregoing, the award agreements for PSUs granted in 2023, 2024 and 2025 provide that if a change in control occurs, the grantee will receive a cash payment in respect of such PSUs valued based on the actual level of achievement of the performance goals against the target performance goal measured as of the date of the change in control, including dividend equivalents earned up to the change in control, with such value adjusted to the date of payment to reflect hypothetical earnings (equal to the lesser of the Barclays Long Aaa U.S. Corporate Index or 120% of the applicable federal long-term rate, in each case, determined as of the first business day of November of the calendar year preceding the change in control and compounded) for the period between such change in control and the date of payment. The cash payment will be paid as soon as practicable following the earliest to occur of the following events: (i) if, as of the time of the change in control, the grantee is eligible for retirement, as of the date of the change in control, (ii) as of the date the grantee first becomes eligible for retirement following the change in control if that date occurs prior to the end of the performance period, (iii) if the grantee’s service is terminated by the Company without cause or by the grantee for good reason and the date of termination occurs, in each case, within 24 months following the change in control, on the date of such termination, (iv) if the grantee remains employed through the end of the applicable performance period, as of the end of the applicable performance period, or (v) if the grantee’s employment is terminated due to death or disability prior to the end of the performance period, as of the date of death or disability.

Termination due to Death, Disability or Retirement

The award agreements for stock options and restricted stock/unit awards provide that if the grantee’s service is terminated by reason of death, disability or retirement, the award will become fully vested and exercisable. The award agreements for the 2023, 2024 and 2025 PSU grants provide that if the grantee’s service is terminated by reason of death, disability or retirement, the PSUs and any dividend equivalents thereon will become fully vested and earned based on the actual level of achievement of the performance goals against target measured through the end of the performance period. Mr. Ashleman satisfied the retirement vesting conditions as of December 31, 2025.

SERP

Pursuant to the SERP, if a change in control occurs then not later than the closing date for the change in control event the amount credited to each participant’s deferred compensation account shall be distributed in one lump sum.

Quantification of Termination Payments and Benefits — Change in Control

The following tables set forth the amount each continuing NEO would receive in the event of a termination of employment, as severance or as a result of accelerated vesting if his or her employment was terminated without cause or for good reason, or for disability or death, upon a change in control or in connection with a termination of employment following a change in control, using the following assumptions:

•
change in control and/or termination of employment on December 31, 2025;
•
accelerated vesting of options and restricted stock, and exercise of all accelerated vested options based on the closing market price of $177.94 per share of Common Stock on December 31, 2025; and
•
accelerated vesting of PSUs and payment of cumulative dividend equivalents as valued based on performance as of December 31, 2025.

SERP benefits are excluded from this table to the extent such benefits were vested as of December 31, 2025. Please see the “Nonqualified Deferred Compensation at 2025 Fiscal Year End” section above for further information regarding the SERP.

All potential termination payments set forth in the tables below reflect full payments under the potential scenarios and do not reflect any reductions that could occur if the payment is subject to excise tax under Section 280G of the Internal Revenue Code.

Ms. Unnikrishnan

As previously reported, Ms. Unnikrishnan's position was eliminated effective February 28, 2026. Under the terms of Ms. Unnikrishnan's letter agreement, subject to her compliance with the terms of the settlement agreement, Ms. Unnikrishnan received a severance payment in the amount equal to twelve months of base salary plus a target short-term incentive bonus, subject to applicable tax withholdings and deductions. For Ms. Unnikrishnan, in light of her service through February 28, 2026, the Company paid Ms. Unnikrishnan an amount equivalent to her MICP award for the year, determined based on actual performance and applying the Business Performance Factor.

In addition, Ms. Unnikrishnan is eligible to receive twelve months of continued health benefits and six months of outplacement support. All unvested equity awards were forfeited upon Ms. Unnikrishnan's separation effective February 28, 2026. Ms. Unnikrishnan remained eligible to receive her vested SERP benefit.

Mr. Khandelwal and Ms. Flores are excluded from the tables below because neither received severance benefits in connection with their resignations.

Change in Control and Termination Payments and Benefits for Eric D. Ashleman

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination ($) (2)	Disability, Death or Retirement ($)	Change in Control ($)	Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change in Control ($)

Cash Severance	2,445,750	-	-	4,891,500
Unvested Restricted Stock	1,380,814	1,380,814	-	1,380,814
Unvested Options	-	-	-	-
Unvested PSUs (1)	580,193	580,193	-	557,677
Total	4,406,757	1,961,007	-	6,829,991

Change in Control and Termination Payments and Benefits for Lisa M. Anderson

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination ($)	Disability or Death ($)	Change in Control ($)	Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change in Control ($)

Cash Severance	875,500	-	-	1,751,000
Unvested Restricted Stock	-	182,389	-	182,389
Unvested Options	-	-	-	-
Unvested PSUs (1)	-	76,435	-	73,469
Total	875,500	258,824	-	2,006,858

Change in Control and Termination Payments and Benefits for Roopa Unnikrishnan

Incremental Benefits Due to Termination Event	Involuntary Not for Cause Termination ($)	Disability or Death ($)	Change in Control ($)	Involuntary Not for Cause Termination or Voluntary Good Reason Termination Following Change in Control ($)

Cash Severance	728,800	-	-	1,457,600
Unvested Restricted Stock	-	147,690	-	147,690
Unvested Options	-	-	-	-
Unvested PSUs (1)	-	62,197	-	59,783
Total	728,800	209,887	-	1,665,073

(1)
In the event of a termination for disability, death, or retirement, PSU grants and cumulative dividend equivalents will generally become fully vested at the end of the applicable performance period, based on actual performance. For purposes of the termination payment calculation, PSU grants have been valued based on performance as of December 31, 2025.
(2)
Mr. Ashleman’s Involuntary Not for Cause Termination includes the value of Unvested Restricted Stock, Unvested Options, and Unvested PSUs, as Mr. Ashleman has satisfied the retirement eligibility requirements as of December 31, 2025.

CEO and Median Employee Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of our CEO. SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies. Given the leverage of our executive compensation program towards performance-based elements, we expect that our pay ratio disclosure will fluctuate year-to-year based on the Company’s performance against the pre-established performance goals. We believe our executive compensation program must be consistent and internally equitable to motivate our employees to perform in ways that enhance stockholder value. We are committed to providing market-competitive compensation and to internal pay equity.

Methodology for Identifying the Median Employee

The Compensation Committee reviewed a comparison of our CEO’s annual total compensation in 2025 to that of the median employee for the same period. As permitted under Item 402(u), the Company determined that there were no material changes to the employee population or employee compensation arrangements over the last fiscal year and elected to use the median employee identified in 2023 for the 2025 analysis. However, the previously identified median employee terminated employment in 2025, and the Company used a similarly compensated employee in 2025, in accordance with Item 402(u). Approximately 70 employees from Micro-LAM, Inc. were excluded from the calculation due to acquisition by the Company in 2025. To determine our median employee, we used December 31, 2023 as our median employee identification date and used total annual cash compensation (salary/ hourly earnings, commissions, bonuses paid, and allowances/fixed payments) as of December 31, 2023, as cash compensation represents the principal form of compensation delivered to all of our employees and is readily available in each country.

Under the Item 402(u)(4)(ii) (“de minimis”) exemption, the Company may exclude non-U.S. employees up to a 5% threshold when identifying the median employee. As noted in the Company’s 2024 Proxy Statement, in determining such median employee, the Company excluded 232 employees from the following jurisdictions, comprising less than 5% of the 8,249 total Company population (with number of employees):

Australia (25)	France (7)	Poland (39)	Spain (20)

Austria (48)	Ireland (20)	Saudi Arabia (5)	United Arab Emirates (15)

Belgium (16)	Korea (3)	Singapore (21)

Brazil (7)	Mexico (4)	South Africa (2)

The 8,017 employees who were included in identifying the median employee are located in the following countries:

Canada	India	Sweden	United Kingdom

China	Italy	Switzerland	United States of America

Germany	Japan	The Netherlands

Pay Ratio

After identifying the median employee based on actual cash compensation, we calculated annual total compensation for such employee consistent with the same methodology we use for our NEOs as set forth in the 2025 Summary Compensation Table. The annual total compensation of the CEO is $9,112,893. The median of the annual total compensation of all employees, except the CEO is $75,575. The pay ratio is 121:1.

Pay Versus Performance

The following table sets forth information regarding the Company’s performance and the “compensation actually paid” to our NEOs, as calculated in accordance with SEC disclosure rules:

	Summary Compensation Table Total	Compensation Actually Paid	Average Summary Compensation	Average Compensation	Value of Initial Fixed $100 Investment Based On: (4)
Year (1)	for Eric D. Ashleman (PEO) ($) (2)	to Eric D. Ashleman (PEO) ($) (3)	Table Total for Non-PEO NEOs ($) (2)	Actually Paid to Non-PEO NEOs ($) (3)	TSR ($)	Peer Group TSR ($) (5)	Net Income ($000,000)	Adjusted EBITDA ($000,000) (6)

2025	9,112,893	3,042,222	1,561,338	815,480	95	191	483.2	925.9
2024	9,371,468	2,773,408	1,737,650	1,021,356	110	170	505.0	874.3
2023	7,758,876	2,066,071	1,848,761	655,908	113	149	596.1	899.6
2022	7,495,227	11,439,171	2,396,496	2,058,991	117	114	586.9	884.2
2021	6,719,772	9,849,418	1,743,998	2,463,917	120	128	449.4	765.4

(1)
The Principal Executive Officer (PEO) and NEOs for the applicable years were as follows:
•
2025: Mr Ashleman served as the PEO for the entirety of 2025. The Company's other NEOs for 2025 were: Lisa M. Anderson; Roopa Unnikrishnan; Akhil Mahendra; Abhishek Khandelwal; and Melissa S. Flores.
•
2024: Mr. Ashleman served as the PEO for the entirety of 2024. The Company’s other NEOs for 2024 were: Abhishek Khandelwal; Lisa M. Anderson; Roopa Unnikrishnan; and Melissa S. Flores.
•
2023: Mr. Ashleman served as the PEO for the entirety of 2023. The Company’s other NEOs for 2023 were: Abhishek Khandelwal; Lisa M. Anderson; Roopa Unnikrishnan; Melissa S. Flores; Allison S. Lausas; William K. Grogan; and Marc Uleman.
•
2022: Mr. Ashleman served as the PEO for the entirety of 2022. The Company’s other NEOs for 2022 were: William K. Grogan; Melissa Aquino; Marc Uleman; and Lisa M. Anderson.
•
2021: Mr. Ashleman served as the PEO for the entirety of 2021. The Company’s other NEOs for 2021 were: William K. Grogan; Denise R. Cade; Melissa S. Flores; Daniel J. Salliotte; and Michael J. Yates.
(2)
Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in which the NEO served as PEO in the case of Mr. Ashleman and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s other NEOs reported for the applicable year.
(3)
To calculate the compensation actually paid (“CAP”), adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Mr. Ashleman and for the average of the other NEOs is set forth following the footnotes to this table.
(4)
Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2020. Historic stock price performance is not necessarily indicative of future stock price performance.
(5)
The TSR Peer Group consists of the S&P 400 Midcap Industrials Sector Index, an independently prepared index (and which is used for the Company’s stock performance chart in the Annual Report on Form 10-K for the year ended December 31, 2025).
(6)
As noted in “Compensation Discussion and Analysis,” the Compensation Committee selected Adjusted EBITDA as a key metric for evaluating and rewarding management’s performance in the 2025 incentive program design. This measure is used to determine the payout of 40% of the 2025 MICP awards. Adjusted EBITDA is a non-GAAP financial measure and is calculated based on the Company’s earnings before interest, taxes, depreciation and amortization, adjusted to exclude the impact of acquisitions and divestitures and actual capital expenditures. A reconciliation from GAAP to non-GAAP financial measures and other related information is included in Item 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

The following tables sets forth the detailed calculation from SCT Total to Compensation Actually Paid for the PEOs and NEOs:

		Eric D. Ashleman
Prior FYE Current FYE		12/31/2020 12/31/2021	12/31/2021 12/31/2022	12/31/2022 12/31/2023	12/31/2023 12/31/2024	12/31/2024 12/31/2025
Fiscal Year		2021	2022	2023	2024	2025
SCT Total		$6,719,772	$7,495,227	$7,758,876	$9,371,468	$9,112,893
-	Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(4,174,035)	$(4,598,330)	$(5,618,356)	$(7,311,810)	$(6,455,118)
+	Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$6,194,944	$8,424,336	$4,453,992	$4,611,397	$4,811,325
+	Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$1,050,803	$865,977	$(4,529,994)	$(4,070,069)	$(4,125,493)
+	Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0	$0	$0	$0
+	Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$21,243	$(916,830)	$(93,950)	$120,488	$(324,509)
-	Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	$0	$0	$0
+	Value of Dividends Earned on Stock Awards in the Covered Fiscal Year, Prior to Vesting	$36,691	$168,791	$95,503	$51,934	$23,124
	Compensation Actually Paid	$9,849,418	$11,439,171	$2,066,071	$2,773,408	$3,042,222

		Non-PEO NEOs
Prior FYE		12/31/2020	12/31/2021	12/31/2022	12/31/2023	12/31/2024
Current FYE		12/31/2021	12/31/2022	12/31/2023	12/31/2024	12/31/2025
Fiscal Year		2021	2022	2023	2024	2025
SCT Total		$1,743,998	$2,396,496	$1,848,761	$1,737,650	$1,561,338
-	Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(727,995)	$(1,537,000)	$(1,045,073)	$(972,368)	$(902,405)
+	Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$1,080,430	$1,212,682	$763,785	$613,175	$696,470
+	Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$359,737	$166,194	$(242,297)	$(366,958)	$(483,062)
+	Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0	$0	$0	$0
+	Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$(2,016)	$(209,489)	$(10,109)	$2,171	$(67,865)
-	Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	$(665,779)	$0	$0
+	Value of Dividends Earned on Stock Awards in the Covered Fiscal Year, Prior to Vesting	$9,763	$30,108	$6,620	$7,686	$11,004
	Compensation Actually Paid	$2,463,917	$2,058,991	$655,908	$1,021,356	$815,480

Relationship Between Pay and Performance

We believe the “Compensation Actually Paid” in each of the years reported above and over the five-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our MICP and our PSUs. Given the leverage of our compensation program towards equity awards, the “Compensation Actually Paid” is most directly impacted by our stock price performance and aligned with shareholder value creation.

The following charts provide a description of the relationship between the compensation actually paid (CAP) to the PEOs and non-PEO NEOs and respective metrics.

Tabular List of Financial Performance Measures

The following is a list of financial performance measures, which in our assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs for 2025. Please see the “Compensation Discussion and Analysis” for a further description of the metrics used in the Company’s executive compensation program.

1.
Total Shareholder Return
2.
Relative TSR percentile ranking as compared to companies in the S&P 500 Index
3.
Adjusted EBITDA

Policies and Practices Regarding Long-Term Incentive Awards

Long-term incentive awards are generally made on an annual basis, or at the time of a special event (such as upon hiring or promotion), and are provided under the IAP. We typically grant awards at the February Board meeting each year for the NEOs after we announce our financial results for the prior fiscal year and the Compensation Committee has had the opportunity to consider our expectations and projections for the fiscal year of grant. Stock options may be granted only with an exercise price at or above the closing market price of the Company’s Common Stock on the date of grant.

Because the Compensation Committee’s regular meeting schedule is determined in the prior fiscal year, the proximity of any awards to other significant corporate events is coincidental. We attempt to make equity awards during periods when we do not have material non-public information (MNPI) that could impact our stock price and we do not time the release of MNPI based on equity grant dates.

The following table presents information regarding stock options issued to our NEOs in fiscal year 2025 during any period beginning four business days before the filing or furnishing of a periodic report or current report disclosing MNPI and ending one business day after the filing or furnishing of such report with the SEC.

Name	Grant Date(1)	Number of securities underlying the award	Exercise price of the award ($/share)	Grant date fair value of award

Percentage change in the closing
market price of the securities
underlying the award between the
trading day ending immediately
prior to the disclosure of material
non-public information and the
trading day beginning immediately
following the disclosure of material
non-public information

Eric D. Ashleman	02/20/25	32,555	$196.07	$1,521,621	(2.85)%
Akhil Mahendra	02/20/25	1,605	$196.07	$75,018	(2.85)%
Lisa M. Anderson	02/20/25	4,280	$196.07	$200,047	(2.85)%
Roopa Unnikrishnan	02/20/25	3,480	$196.07	$162,655	(2.85)%
Abhishek Khandelwal	02/20/25	7,225	$196.07	$337,697	(2.85)%
Melissa S. Flores	02/20/25	3,615	$196.07	$168,965	(2.85)%

(1)
The Company’s Annual Report on Form 10-K for the period ended December 31, 2024 was released on February 20, 2025, with the Company’s press release announcing the Company’s financial results for the same period released on February 4, 2025.

Our Board of Directors recommends that you vote FOR the approval of the Company’s executive compensation

PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are soliciting a non-binding advisory vote (say-on-pay) on the compensation of the NEOs, as described in the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative disclosure set forth in this Proxy Statement, as required under Section 14A of the Securities Exchange Act of 1934, as amended.

The Company maintains a balanced approach to executive compensation with a mix of both cash and non-cash awards and short- and long-term incentives, with total direct compensation targeted within a range that includes market median for comparable positions at companies viewed as comparable to the Company. Where an individual executive’s target compensation is positioned within the competitive range is based on the individual factors listed in the Compensation Discussion and Analysis. Actual compensation in any given year should and does vary from target based on Company and individual performance. In this way, the Company motivates and rewards both vital short-term performance and long-term value creation. The Board of Directors strongly endorses the Company’s executive compensation program and recommends that the stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and accompanying narrative discussion contained in this Proxy Statement.

Because the vote is advisory, it will not be binding on the Company. However, the Compensation Committee will consider the outcome of the vote in determining future compensation policies and decisions. Consistent with the preferences expressed by our stockholders in agreement with our Board, our stockholders are given an opportunity to cast an advisory vote on this topic annually.

AUDIT COMMITTEE REPORT

For the year ended December 31, 2025, the Audit Committee has reviewed and discussed the audited financial statements with management and the Company’s independent registered public accounting firm, Deloitte & Touche LLP. The Audit Committee discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC, and reviewed the results of the independent registered public accounting firm’s examination of the financial statements.

The Audit Committee also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, discussed with the auditors their independence, and satisfied itself as to the auditors’ independence.

Based on the above reviews and discussions, the Audit Committee recommends to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, in whole or in part, this report shall not be deemed to be incorporated by reference into any such filings, nor will this report be incorporated by reference into any future filings made by the Company under those statutes.

Mark A. Buthman, Chair

Matthijs Glastra

Katrina L. Helmkamp

L. Paris Watts-Stanfield

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The aggregate fees billed to the Company for each of the last two fiscal years for professional services rendered by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the Deloitte Entities), are set forth in the table below. All such fees were pre-approved by the Audit Committee in accordance with the pre-approval policy discussed below.

	2025	2024
Audit fees (1) (2)	$5,431,000	$5,325,000
Audit-related fees (3)	-	-
Tax fees (4)	$2,066,000	$2,150,000
All other fees (5)	-	-
Total	$7,497,000	$7,475,000

(1) Audit fees represent the aggregate fees billed for the audit of the Company’s financial statements, review of the financial statements included in the Company’s quarterly reports, and services in connection with statutory and regulatory filings or engagements.

(2) Audit fees include $68,000 of additional fees related to the 2024 audit of the Company’s financial statements that were billed after the Company’s 2024 Proxy Statement was filed on March 26, 2025.

(3) Audit-related fees represent the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under audit fees.

(4) Tax fees represent the aggregate fees billed for professional services for tax compliance, tax advice and tax planning.

(5) All other fees represent the aggregate fees billed for products and services that are not included in the audit fees, audit-related fees, and tax fees. The Audit Committee has determined that the provision of these services is not incompatible with maintaining the Deloitte Entities’ independence.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires the pre-approval of audit and non-audit services rendered by the Deloitte Entities. For audit services, the accounting firm provides the Audit Committee with an audit services plan during the second quarter of each fiscal year outlining the scope of the audit services proposed to be performed for the fiscal year and the associated fees. This audit services plan must be formally accepted by the Audit Committee.

For non-audit services, management submits to the Audit Committee for approval during the second quarter of each fiscal year and from time-to-time during the fiscal year a list of non-audit services that it recommends the Audit Committee engage the accounting firm to provide for the current year, along with the associated fees. Company management and the accounting firm each confirm to the Audit Committee that any non-audit service on the list is permissible under all applicable legal requirements.

The Audit Committee approves both the list of permissible non-audit services and the budget for such services. The Audit Committee delegates to its Chair the authority to amend or modify the list of approved permissible non-audit services and fees. The Chair reports any such actions taken to the Audit Committee at a subsequent Audit Committee meeting.

Our Board of Directors and Audit Committee recommend that you vote FOR the ratification of the appointment of Deloitte & Touche LLP

PROPOSAL 3 — APPROVAL OF AUDITORS

The Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2026. Representatives of Deloitte & Touche LLP will attend the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

Although the rules of the U.S. Securities and Exchange Commission and the corporate governance listing standards of the New York Stock Exchange require that the Audit Committee be directly responsible for selecting and retaining the independent registered public accounting firm, we are providing stockholders with the opportunity to express their views on this issue. While this vote is not binding, if the stockholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will take the vote into account in making future appointments.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, directors and persons who own more than 10% of Common Stock to file reports of ownership and changes in ownership with the SEC. Based solely on its review of the copies of the forms filed with the SEC, and written representations from reporting persons, the Company believes that all Section 16 (a) filing requirements applicable to its officers, directors and greater than 10% stockholders were met during the year ended December 31, 2025, except that one Form 4 reporting one transaction was not timely filed on behalf of Ms. Lausas.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

FOR THE 2027 ANNUAL MEETING OF STOCKHOLDERS

A stockholder desiring to submit a proposal for inclusion in the Company’s proxy statement for the 2027 Annual Meeting of Stockholders under Exchange Act Rule 14a-8 must deliver the proposal so that it is received by the Company at its principal executive offices no later than November 26, 2026 and otherwise comply with SEC rules. The Company requests that all such proposals be addressed to Corporate Secretary, IDEX Corporation, 3100 Sanders Road, Suite 301, Northbrook, IL 60062, and mailed by certified mail, return receipt requested.

Stockholders who intend to submit director nominees for inclusion in the Company’s proxy statement for the 2027 Annual Meeting of Stockholders must comply with the requirements of proxy access set forth in the Company’s Bylaws. The stockholder or group of stockholders who wish to submit director nominees pursuant to proxy access must deliver the required materials to the Company so that they are received by the Company no earlier than 150 or later than 120 days before the first anniversary of the date the definitive proxy statement was first made available to stockholders in connection with the preceding year’s annual meeting of stockholders. To be timely for the 2027 Annual Meeting of Stockholders, any such notice must be received by the Corporate Secretary, at the address above, on any date beginning on October 27, 2026 and ending on November 26, 2026.

In addition, any stockholder desiring to nominate a director for election or propose other business for consideration at the 2027 Annual Meeting of Stockholders (other than under Exchange Act Rule 14a-8) must provide written notice in accordance with the Company’s Bylaws. Such notice must contain the information required by the Bylaws and must be received by the Corporate Secretary no earlier than 120 or later than 90 days before the first anniversary of the preceding year’s annual meeting of stockholders. To be timely for the 2027 Annual Meeting of Stockholders, any such notice must be received by the Corporate Secretary, at the address above, on any date beginning on January 6, 2027 and ending on February 5, 2027. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than management’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 7, 2027.

OTHER BUSINESS

The Board of Directors does not know of any business to be brought before the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if any other matters are properly presented for action, it is the intention of each person named in the accompanying proxy to vote said proxy in accordance with his or her judgment on those matters.

By Order of the Board of Directors,

LISA M. ANDERSON

Senior Vice President, General Counsel, Chief Administrative Officer

and Corporate Secretary

March 26, 2026

Northbrook, Illinois

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, including the financial statement schedules, as filed with the U.S. Securities and Exchange Commission, may be obtained by stockholders without charge by sending a written request to Chief Financial Officer, IDEX Corporation, 3100 Sanders Road, Suite 301, Northbrook, IL 60062.

IDEX CORPORATION IDEX CORPORATION 3100 SANDERS RD, SUITE 301 NORTHBROOK, IL 60062 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 5, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/IEX2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 5, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V87838-P40940 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY IDEX CORPORATION The Board of Directors recommends a vote FOR all Director Nominees. 1. Election of four directors named in the proxy statement as follows: Class I Nominees (each for a term of three years): 1a. Mark A. Beck 1b. Carl R. Christenson 1c. Katrina L. Helmkamp 1d. Alejandro Quiroz Centeno For Against Abstain The Board of Directors recommends a vote FOR Proposals 2 and 3. 2. Advisory vote to approve named executive officer compensation. 3. Ratification of the appointment of Deloitte & Touche LLP as our independent registered accounting firm for 2026. For Against Abstain Please sign exactly as name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signed as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

IDEX CORPORATION NOTICE OF ANNUAL MEETING OF STOCKHOLDERS May 6, 2026 The Annual Meeting of Stockholders of IDEX Corporation (the "Company") will be held virtually at www.virtualshareholdermeeting.com/IEX2026, on Wednesday, May 6, 2026, at 9:00 a.m. Central Time, for the purposes listed on the reverse side. The Board of Directors fixed the close of business on March 12, 2026 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. YOUR VOTE IS IMPORTANT Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure these shares are represented at the meeting by promptly returning your proxy in the enclosed envelope. Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting The Notice of the Annual Meeting, Proxy Statement and Annual Report on Form 10-K of IDEX Corporation are available at: http://phx.corporate-ir.net/phoenix.zhtml?c=83305&p=irol-reportsAnnual or www.proxyvote.com. Proxy card must be signed and dated on the reverse side. Please fold and detach card at perforation before mailing. V87839-P40940 IDEX CORPORATION 3100 SANDERS ROAD, SUITE 301 NORTHBROOK, ILLINOIS 60062 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoint(s) Katrina L. Helmkamp, Eric D. Ashleman and Lisa M. Anderson, and each of them, as Proxies, with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side, all the shares of common stock of IDEX Corporation held of record by the undersigned on March 12, 2026, at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/IEX2026, on May 6, 2026, at 9:00 a.m. Central Time, or at any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH DIRECTOR NOMINEE LISTED UNDER PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION. Continued and to be signed on reverse side